                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


                                                                    EXHIBIT 99.2

                                AUDITORS' REPORT

TO THE SHAREHOLDERS OF
AGIS INDUSTRIES (1983) LTD.


We have audited the financial statements of Agis Industries (1983) Ltd. (hereafter - the Company) and the consolidated financial statements of the Company and its subsidiaries: balance sheets as of December 31, 2004 and 2003 and the related statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's board of directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

The financial statements for 2003 and 2002 were audited jointly with Chaikin, Cohen, Rubin & Gilboa, Certified Public Accountants.

We did not audit the financial statements of certain subsidiaries, whose revenues included in consolidation constitute approximately 25.5% of total consolidated revenues for the year ended December 31, 2002. The financial statements of the above subsidiaries were audited by other auditors, whose reports have been furnished to us, and our opinion, insofar as it relates to amounts included for those companies, is based on the reports of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in Israel, including those prescribed by the Israeli Auditors (Mode of Performance) Regulations, 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the board of directors and management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position - of the Company and consolidated - as of December 31, 2004 and 2003 and the results of operations, the changes in shareholders' equity and the cash flows - of the Company and consolidated - for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in Israel. Furthermore, in our opinion, the financial statements referred to above are prepared in accordance with the Israeli Securities (Preparation of Annual Financial Statements) Regulations, 1993.

As explained in note 1b, the financial statements as of dates and for reporting periods subsequent to December 31, 2003, are presented in new Israeli shekels, in conformity with accounting standards issued by the Israel Accounting Standards Board. The financial statements as of dates and for reporting periods ended prior to, or on the above date, are presented in values that have been adjusted for the changes in the general purchasing power of the Israeli currency, through that date, in accordance with pronouncements of the Institute of Certified Public Accountants in Israel.




                                                    ----------------------------
                                                       Kesselman & Kesselman
                                                    Certified Public Accountants

Tel-Aviv, Israel
March 30, 2005

                                                                     (AGIS LOGO)

BALANCE SHEETS
NIS IN THOUSANDS (SEE NOTE 1B)





                                                                    CONSOLIDATED                  COMPANY
                                                              -------------------------  -------------------------
                                                                    DECEMBER 31                 DECEMBER 31
                                                              -------------------------  -------------------------
                                                     NOTE        2004          2003         2004          2003
                                                   --------   -----------   -----------  -----------   -----------
CURRENT ASSETS

Cash and cash equivalents                             13A         160,609       305,533       61,867       244,906
Short-term investments                                13B          98,133        14,436          149         4,078
Receivables and debit balances:                       13C
  Trade                                                           380,718       367,529       67,250        97,839
  Other                                                           134,961       103,354      253,808        57,068
Inventories                                           13D         492,014       452,346       61,522        65,398
                                                              -----------   -----------  -----------   -----------

Total current assets                                            1,266,435     1,243,198      444,596       469,289
                                                              -----------   -----------  -----------   -----------

INVESTMENTS, LOANS AND LONG-TERM RECEIVABLES

Investee companies                                     2           27,892        27,430      910,274       828,590
Other investments and long-term loans, net             3           46,631        49,493        1,546            --
Deferred income taxes                                 10            3,084         2,250          273         2,347
                                                              -----------   -----------  -----------   -----------

Total investments                                                  77,607        79,173      912,093       830,937
                                                              -----------   -----------  -----------   -----------

FIXED ASSETS                                           4

Cost                                                              995,252       900,173      177,016       142,849
Less - accumulated depreciation                                   472,836       413,696       86,611        76,137
                                                              -----------   -----------  -----------   -----------

Total fixed assets - depreciated balance                          522,416       486,477       90,405        66,172
                                                              -----------   -----------  -----------   -----------

OTHER ASSETS AND DEFERRED EXPENSES, NET                5           86,899        97,817        1,123         1,464
                                                              -----------   -----------  -----------   -----------

                                                                1,953,357     1,906,665    1,448,217     1,368,402
                                                              ===========   ===========  ===========   ===========


The accompanying notes are an integral part of the financial statements

BALANCE SHEETS
NIS IN THOUSANDS (SEE NOTE 1B)



                                                                   CONSOLIDATED                     COMPANY
                                                             --------------------------     --------------------------
                                                                   DECEMBER 31                    DECEMBER 31
                                                             --------------------------     --------------------------
                                                   NOTE         2004           2003            2004           2003
                                                 --------    -----------    -----------     -----------    -----------
CURRENT LIABILITIES

Bank credit and current maturities of other
long-term liabilities                              13E           130,306         73,031              --             --
Payables and credit balances:                      13F
  Trade                                                          230,582        245,714          32,329         25,860
  Other                                                          178,439        159,445          90,762         52,361
                                                             -----------    -----------     -----------    -----------

Total current liabilities                                        539,327        478,190         123,091         78,221
                                                             -----------    -----------     -----------    -----------

LONG-TERM LIABILITIES

Deferred income taxes                               10            13,218         24,076              --             --
Liabilities for employee termination
benefits, net                                       7             18,455         16,164           1,828          2,061
Loans and other liabilities, net:
   Bank loans                                     6A(1)           43,080         81,011              --             --
   Loan units from institutions                   6A(2)          181,263        180,000         181,263        180,000
   Other liabilities                              6A(3)           15,979         19,104              --             --
                                                             -----------    -----------     -----------    -----------

Total long-term liabilities                                      271,995        320,355         183,091        182,061
                                                             -----------    -----------     -----------    -----------

COMMITMENTS AND CONTINGENT LIABILITIES            8, 12


                                                             -----------    -----------     -----------    -----------
TOTAL LIABILITIES                                                811,322        798,545         306,182        260,282

SHAREHOLDERS' EQUITY                                9          1,142,035      1,108,120       1,142,035      1,108,120
                                                             -----------    -----------     -----------    -----------

                                                               1,953,357      1,906,665       1,448,217      1,368,402
                                                             ===========    ===========     ===========    ===========




               March 30, 2005
---------------------------------------------
  Approval date of the financial statements






-----------------------------------------     -----------------------------------     ------------------------------------
              MOSHE ARKIN                                REFAEL LEBEL                             DOV FELDMAN
    Member of the Board of Directors               Chief Executive Officer                  Vice President, Finance



The accompanying notes are an integral part of the financial statements

STATEMENTS OF OPERATIONS
NIS IN THOUSANDS (SEE NOTE 1B)



                                                             CONSOLIDATED                              COMPANY
                                                  ------------------------------------   -------------------------------------
                                                        YEAR ENDED DECEMBER 31                  YEAR ENDED DECEMBER 31
                                                  ------------------------------------   -------------------------------------
                                        NOTE        2004         2003         2002         2004         2003          2002
                                      --------    ----------  -----------   ----------   ----------   ----------    ----------
Revenues, net                            13G       1,821,241    1,691,554    1,385,382      366,234      283,597       158,402

Cost of revenues                         13H       1,107,373    1,053,749      883,869      170,856      141,847        82,229
                                                  ----------  -----------   ----------   ----------   ----------    ----------

GROSS PROFIT                                         713,868      637,805      501,513      195,378      141,750        76,173
                                                  ----------  -----------   ----------   ----------   ----------    ----------

Research and development
expenses, net                            13I         126,144      112,558      103,561       93,412       88,642        81,616

Selling and marketing expenses           13J         281,423      245,659      239,539       27,014       29,499        10,879

General and administrative
expenses                                 13K         103,963       94,617       77,445       19,028       15,639        11,056
                                                  ----------  -----------   ----------   ----------   ----------    ----------

INCOME (LOSS) FROM OPERATIONS
BEFORE FINANCING                                     202,338      184,971       80,968       55,924        7,970      (27,378)

Financing income (expenses), net         13L         (9,359)        6,047     (10,061)      (7,737)        4,411       (4,708)
                                                  ----------  -----------   ----------   ----------   ----------    ----------

INCOME (LOSS) FROM OPERATIONS                        192,979      191,018       70,907       48,187       12,381      (32,086)

Other income (expenses), net             13M        (84,612)     (23,890)          670     (55,702)      (2,409)           118
                                                  ----------  -----------   ----------   ----------   ----------    ----------

INCOME (LOSS) BEFORE TAXES ON
INCOME                                               108,367      167,128       71,577      (7,515)        9,972      (31,968)

Taxes on income (tax saving)             10           19,208       31,485        9,674        9,412        5,854       (1,206)
                                                  ----------  -----------   ----------   ----------   ----------    ----------

INCOME (LOSS) FROM OPERATIONS
AFTER TAXES ON INCOME                                 89,159      135,643       61,903     (16,927)        4,118      (30,762)

Share in profits (losses) of
investee companies, net                   2            1,277        1,273         (66)      107,363      132,798        92,599
                                                  ----------  -----------   ----------   ----------   ----------    ----------

NET INCOME FOR THE YEAR                               90,436      136,916       61,837       90,436      136,916        61,837
                                                  ==========  ===========   ==========   ==========   ==========    ==========

NET INCOME PER NIS 1 OF PAR VALUE
OF SHARES IN NIS                         14              3.3          5.0          2.3          3.3          5.0           2.3
                                                  ==========  ===========   ==========   ==========   ==========    ==========



The accompanying notes are an integral part of the financial statements

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
NIS IN THOUSANDS (SEE NOTE 1B)


                                                               DIFFERENCES
                                                                   FROM
                                                               TRANSLATION
                                                                OF FOREIGN                                COST OF
                                                                 CURRENCY                   DIVIDEND     SHARES IN
                                                                FINANCIAL                   DECLARED      COMPANY
                                                                STATEMENTS                    AFTER     HELD BY THE
                                       SHARE        CAPITAL          OF         RETAINED      BALANCE    COMPANY AND
                                       CAPITAL      RESERVES    SUBSIDIARIES    EARNINGS    SHEET DATE   SUBSIDIARIES     TOTAL
                                      ---------     ---------  -------------   ----------   ----------  -------------  -----------
   BALANCE AS OF JANUARY 1, 2002         96,095       479,399         7,592       545,927           --     (158,362)       970,651

   Changes during 2002:

   Net income                                --            --            --        61,837           --           --         61,837

   Dividend paid                             --            --            --       (53,704)          --           --        (53,704)

   Differences from translation of
   foreign currency financial
   statements of subsidiaries                --            --         1,426            --           --           --          1,426
                                      ---------     ---------     ---------    ----------    ---------   ----------    -----------

   BALANCE AS OF DECEMBER 31, 2002       96,095       479,399         9,018       554,060           --     (158,362)       980,210

   Changes during 2003:

   Net income                                --            --            --       136,916           --           --        136,916

   Allocation for the distribution
   of a dividend declared after
   balance sheet date                        --            --            --       (54,787)      54,787           --             --

   Differences from translation of
   foreign currency financial
   statements of subsidiaries                --            --        (9,006)           --           --           --         (9,006)
                                      ---------     ---------     ---------    ----------    ---------   ----------    -----------


   BALANCE AS OF DECEMBER 31, 2003       96,095       479,399            12       636,189       54,787     (158,362)     1,108,120

   Changes during 2004:

   Net income                                --            --            --        90,436           --           --         90,436

   Dividend paid                             --            --            --            --     (54,787)           --        (54,787)

   Allocation for the distribution
   of a dividend declared after
   balance sheet date                        --            --            --       (54,787)      54,787           --             --

   Differences from translation of
   foreign currency financial
   statements of subsidiaries                --            --        (1,734)           --           --           --         (1,734)
                                      ---------     ---------     ---------    ----------    ---------   ----------    -----------


   BALANCE AS OF DECEMBER 31, 2004       96,095       479,399       (1,722)       671,838       54,787     (158,362)     1,142,035
                                      =========     =========    =========     ==========    =========   ==========    ===========



The accompanying notes are an integral part of the financial statements

STATEMENTS OF CASH FLOWS
NIS IN THOUSANDS (SEE NOTE 1B)


                                                            CONSOLIDATED                          COMPANY
                                                 ----------------------------------  ----------------------------------
                                                       YEAR ENDED DECEMBER 31              YEAR ENDED DECEMBER 31
                                                 ----------------------------------  ----------------------------------
                                                    2004        2003        2002        2004        2003        2002
                                                 ----------  ----------  ----------  ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES

Net income for the year                              90,436     136,916      61,837      90,436     136,916      61,837
Adjustments required to reflect the cash flows
from operating activities (Appendix 1)             (12,150)    (41,709)      80,275     (3,930)   (158,521)    (50,724)
                                                ----------- ----------- ----------- ----------- ----------- -----------

NET CASH PROVIDED BY (USED IN) OPERATING
ACTIVITIES                                           78,286      95,207     142,112      86,506    (21,605)      11,113
                                                ----------- ----------- ----------- ----------- ----------- -----------

CASH FLOWS FROM INVESTMENT ACTIVITIES

Purchase of fixed assets                          (108,731)   (121,475)    (82,498)    (34,423)    (20,508)    (14,906)
Investment grants in respect of fixed assets          1,467          --          --          --          --          --
Acquisition of activity (Appendix 2)                     --          --    (27,839)          --          --          --
Investee companies-- acquisition of shares and
(grant) collection of loans                           1,001       (419)     (7,724)          --      63,136      86,737
Sale (acquisition) of short-term marketable
securities-- net                                   (79,682)     (2,193)      42,792       4,230          --      16,815
Credit granted to related and associated
companies-- net                                       (202)       2,638         604   (185,106)    (13,614)    (33,421)
Amounts carried to other assets and deferred
expenses                                              (149)     (2,856)     (5,964)         (9)          --       (209)
Other investment                                         --          --     (1,146)          --          --          --
Proceeds from sale of fixed assets                    2,835       3,301       2,853         550         388         631
Changes in other long-term debt, net                     --          --     (3,048)          --          --          --
                                                ----------- ----------- ----------- ----------- ----------- -----------

NET CASH PROVIDED BY (USED IN) INVESTMENT
ACTIVITIES                                        (183,461)   (121,004)    (81,970)   (214,758)      29,402      55,647
                                                ----------- ----------- ----------- ----------- ----------- -----------

CASH FLOWS FROM FINANCING ACTIVITIES

Redemption of debentures                                 --     (6,488)     (6,445)          --     (6,582)     (6,513)
Issuance of loan units to institutions, net of
issuance costs                                           --     179,103          --          --     179,103          --
Short-term credit from banks, net                  (31,340)      41,733      24,511          --          --          --
Long-term loans received and other
long-term obligations undertaken                     76,232       9,121      23,575          --          --          --
Discharge of long-term loans and other
long-term liabilities                              (30,106)    (13,149)     (7,495)          --          --          --
Dividend paid                                      (54,787)          --    (53,704)    (54,787)          --    (53,704)
                                                ----------- ----------- ----------- ----------- ----------- -----------

NET CASH PROVIDED BY (USED IN) FINANCING
ACTIVITIES                                         (40,001)     210,320    (19,558)    (54,787)     172,521    (60,217)
                                                ----------- ----------- ----------- ----------- ----------- -----------

TRANSLATION DIFFERENCES ON CASH BALANCES OF
CONSOLIDATED SUBSIDIARIES OPERATING
INDEPENDENTLY                                           252     (1,103)     (1,304)          --          --          --
                                                ----------- ----------- ----------- ----------- ----------- -----------


INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS                                       (144,924)     183,420      39,280   (183,039)     180,318       6,543

BALANCE OF CASH AND CASH EQUIVALENTS
AT BEGINNING OF YEAR                                305,533     122,113      82,833     244,906      64,588      58,045
                                                ----------- ----------- ----------- ----------- ----------- -----------

BALANCE OF CASH AND CASH EQUIVALENTS
AT END OF YEAR                                      160,609     305,533     122,113      61,867     244,906      64,588
                                                 ==========  ==========  ==========  ==========  ==========  ==========



The accompanying notes are an integral part of the financial statements

APPENDICES TO THE STATEMENTS OF CASH FLOWS
NIS IN THOUSANDS (SEE NOTE 1B)


                                                              CONSOLIDATED                        COMPANY
                                                 ----------------------------------  ----------------------------------
                                                       YEAR ENDED DECEMBER 31              YEAR ENDED DECEMBER 31
                                                 ----------------------------------  ----------------------------------
                                                    2004        2003        2002        2004        2003        2002
                                                 ----------  ----------   ---------  ---------- ----------- -----------
APPENDIX 1

ADJUSTMENTS REQUIRED TO REFLECT THE CASH FLOWS
FROM OPERATING ACTIVITIES:

Revenues and expenses not involving cash flows:

Share in losses (profits) of investee
companies, net of dividends received
therefrom, net                                        (328)       (862)          66    (83,412)   (132,798)    (78,386)
Depreciation and amortization                        79,338      74,947      65,112      11,341       8,867       7,982
Write-off of fixed assets upon closing of a
plant (see note 13M)                                     --       5,003          --          --          --          --
Deferred taxes, net                                (14,942)     (7,012)     (2,034)     (3,302)     (1,280)       1,888
Grant receivable from the State of New York             112    (14,989)          --          --          --          --
Liabilities for employee termination benefits,
net                                                   2,065       6,175         377       (233)       (374)       (147)
Impairment of other investment                           --       9,602          --          --          --          --
Capital loss (gain) on:
    Sale of fixed assets                                137         190       (724)        (65)        (55)       (110)
    Marketable securities                           (5,561)     (2,483)       5,950     (1,847)       (881)       2,608
Increase in value of long-term loans granted             --          --     (1,032)          --          --          --
Erosion of principal of long-term loans and
other long-term liabilities                           1,471         550         836       1,257        (12)        (58)
                                                 ----------  ----------   ---------  ---------- ----------- -----------

                                                     62,292      71,121      68,551    (76,261)   (126,533)    (66,223)
                                                 ----------  ----------   ---------  ---------- ----------- -----------

Changes in assets and liabilities:

Decrease (increase) in receivables
and debit balances:
  Trade                                            (14,894)    (97,251)      16,103      30,589    (67,669)      17,642
  Other                                            (27,529)     (8,060)     (7,241)     (6,258)         445     (1,418)
Increase (decrease) in payables
and credit balances:
  Trade                                             (9,303)      10,953      21,147       5,723      13,414     (9,227)
  Other                                              20,122      73,871       (687)      38,401      39,444       3,389
Decrease (increase) in inventories                 (42,838)    (92,343)    (17,598)       3,876    (17,622)       5,113
                                                 ----------  ----------   ---------  ---------- ----------- -----------

                                                   (74,442)   (112,830)      11,724      72,331    (31,988)      15,499
                                                 ----------  ----------   ---------  ---------- ----------- -----------

                                                   (12,150)    (41,709)      80,275     (3,930)   (158,521)    (50,724)
                                                 ==========  ==========   =========  ========== =========== ===========
APPENDIX 2

ACQUISITION OF ACTIVITY IN 2002, SEE ALSO NOTE
2E:

Assets and liabilities of the consolidated
operations at date of acquisition:
Working capital (excluding cash and cash
equivalents)                                                                (1,803)
Associated entity                                                          (13,767)
Fixed assets                                                               (27,501)
Long-term liabilities                                                        15,232
                                                                          ---------

                                                                           (27,839)
                                                                          =========

SUPPLEMENTARY INFORMATION ON INVESTING AND
FINANCING ACTIVITIES NOT INVOLVING CASH FLOWS:

Suppliers credit received for the purchase of
machinery and equipment                               6,836       9,929       7,001       1,418         672         266
                                                 ==========  ==========   =========  ========== =========== ===========

Acquisition of InfraServ by long-term credit
(see note 2E)                                            --          --      13,767          --          --          --
                                                 ==========  ==========   =========  ========== =========== ===========


The accompanying notes are an integral part of the financial statements

                                                                     (AGIS LOGO)
NOTES TO THE FINANCIAL STATEMENTS
NIS IN THOUSANDS



NOTE 1      - SIGNIFICANT ACCOUNTING POLICIES

              The significant accounting policies, which, except for the changes required by the transition to nominal financial reporting in 2004 (see B(1) below), were applied on a consistent basis in the preparation of the financial statements, are as follows:

              A.   GENERAL

                   1.  ACTIVITIES

                       a. Agis Industries (1983) Ltd. (hereafter - "the
                          Company") and its investee companies (together hereafter - "the Group") develop, manufacture, import and market an extremely broad range of products for the enhancement of personal hygiene and health in the areas of pharmaceuticals, cosmetics and toiletries. Segment information for the reporting years is presented, in accordance with the requirements of Accounting Standard No. 11, as part of note 17.

                       b. On November 14, 2004, the Company signed a merger
                          agreement (hereafter - "the Merger Agreement") with Perrigo Company from the U.S.A. (hereafter - "Perrigo"), which is a US company whose shares are traded on the U.S.A. Stock Exchange (Nasdaq). On March 15, 2005, the Merger Agreement was approved by the shareholders of the Company and Perrigo in general meeting. The closing of the transaction took place on March 17, 2005.

                          1) Following the merger, the Company has become a wholly owned subsidiary of Perrigo and the Company's shareholders have received for the Company's shares that they hold - a consideration of 0.8011 Perrigo shares for each of their shares, and also a cash payment of US$ 14.93 per share.

                          2) Upon completion of the merger, Perrigo's shares began to be traded both on the Nasdaq and also on the Tel-Aviv Stock Exchange (dual listing). The Company's shares have been delisted from the Tel-Aviv Stock Exchange.

                   2.  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL
                       STATEMENTS

                       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                   3.  DEFINITIONS:

                       Subsidiary          -    a company controlled to the
                                                extent of over 50%, the
                                                financial statements of which
                                                have been consolidated with
                                                the financial
                                                statements of the Company.

                       Associated entity   -    an investee entity (which is
                                                not a subsidiary), over whose
                                                financial and operational
                                                policy the Company exerts
                                                material influence, the
                                                investment in which is
                                                presented by the equity
                                                method.

                       Investee company    -    a subsidiary or associated
                                                entity.

                       Interested party    -    as defined in the Israeli
                                                Securities (Preparation of
                                                Annual Financial Statements)
                                                Regulations, 1993.

                       Goodwill            -    the difference between the
                                                cost of the investment in the
                                                investee company or the
                                                acquired operations and the
                                                Company's share in the fair
                                                value of the underlying
                                                assets, net of the fair value
                                                of the underlying liabilities,
                                                at time of acquisition, net
                                                of the applicable taxes.

              B.  FINANCIAL STATEMENTS PRESENTATION BASIS

                   The Company draws up and presents its financial statements in Israeli currency (hereafter - "shekels" or "NIS"). The financial statements of companies in the group, whose financial statements are drawn up in foreign currency, are translated into shekels or are remeasured in shekels, for the purpose of inclusion in these financial statements, as explained in 5. below.

                   Commencing 2004, the adjustment of financial statements for the effects of inflation in Israel was discontinued, and transitory provisions for financial reporting on a nominal basis began being applied, as explained below; notwithstanding the above, the comparative figures included in these financial statements are based on the adjusted-for-inflation amounts previously reported:

                   1.  TRANSITION TO NOMINAL FINANCIAL REPORTING IN 2004

                       With effect from January 1, 2004, the Company has adopted the provisions of Israel Accounting Standard No. 12 -"Discontinuance of Adjusting Financial Statements for Inflation" - of the Israel Accounting Standards Board (hereafter - "the IASB") and, pursuant thereto, the company has discontinued, from the aforesaid date, the adjustment of its financial statements for the effects of inflation in Israel.

                       The amounts adjusted for the effects of inflation in Israel (see 2 below), presented in the financial statements as of December 31, 2003 (hereafter - "the transition date"), were used as the opening balances for the nominal financial reporting in the following periods. Additions made after the transition date have been included in the financial statements at their nominal values.

                       Accordingly, the amounts reported in 2004 are composed as follows: amounts originating from the period that preceded the transition date are composed of their adjusted to December 2003 shekel amount, with the addition of amounts in nominal values that were added after the transition date, and net of amounts that were deducted after the transition date (the retirement of such sums is effected at their adjusted values as of transition date, their nominal values, or a combination of the two, according to the circumstances). All the amounts originating from the period after the transition date are included in the financial statements at their nominal values.

                   2. COMPARATIVE FIGURES - AMOUNTS ADJUSTED TO END OF 2003 SHEKELS

                       Through December 31, 2003, the Company prepared its financial statements on the basis of historical cost adjusted for the changes in the general purchasing power of Israeli currency ("NIS") (see note 11B), in accordance with pronouncements of the Institute of Certified Public Accountants in Israel (hereafter - "the Israeli Institute"). The comparative figures included in these financial statements are based on the amounts included for the prior reporting periods, as adjusted to the consumer price index ("CPI") for December 2003 (the CPI in effect at the transition date).

                       The components of the income statements were, for the most part, adjusted as follows: the components relating to transactions carried out during the reported period - sales, purchases, labor costs, etc. - were adjusted on the basis of the index for the month in which the transaction was carried out, while those relating to non-monetary balance sheet items (mainly - changes in inventories and depreciation) were adjusted on the same basis as the related balance sheet item. The financing component represents financial income and expenses in real terms and the erosion of balances of monetary items during the year.

                   3. The amounts of non-monetary assets do not necessarily represent realization value or current economic value, but only the reported amounts of such assets, as described in 1 above. In these financial statements, the term "cost" signifies cost in reported amounts.

                   4. Condensed nominal-historical Israeli currency data of the company, for tax purposes, are presented in note 18.

                   5. As from January 1, 2004, the Company applies the provisions of Israel Accounting Standard No. 13 - "Effect of Changes in Foreign Currency Exchange Rates", which became effective on the date of the transition to nominal financial reporting (see B(1) above). This standard replaces Clarifications Nos. 8 and 9 to Opinion 36 of the Israeli Institute, which dealt with this issue until that date.

                       Pursuant to this standard, the amounts (in terms of foreign currency) that are included in the financial statements of investee companies, drawn up in foreign currency, are dealt with, for the purpose of consolidation, or their inclusion under the equity method, as follows:

                       INVESTEE COMPANIES OPERATING INDEPENDENTLY

                       The operating results and cash flows of such companies are translated into Israeli currency at the exchange rates existing on the dates of the transactions (or at the average exchange rates for the period, where these approximate the actual exchange rates). Balance sheet items, including the balances of fair value adjustments made, and goodwill recognized, on the acquisition of these companies, are translated at the exchange rate at the end of the year.

                       Exchange differences arising from the translation of the net investment in the investee company are carried as a separate item within shareholders' equity ("differences from translation of foreign currency financial statements of subsidiaries"). Upon disposal of the investment in the investee company, these exchange differences are carried to the income statement, as part of the gain or loss recognized on the disposal.

                       Through December 31, 2003, in accordance with the clarifications to Opinion 36 of the Israeli Institute, the operating results and cash flows of such companies were translated into Israeli currency at the exchange rate at the end of the reported period. The amounts translated into Israeli currency, in respect of balance sheet items at the beginning of the reported year and in respect of changes in shareholders' equity items during the year, were adjusted after being translated, to year-end shekels on the basis of the changes in the CPI through the end of the year. Additionally, as prescribed in the above clarifications, goodwill recognized on the acquisition of an investee company, was previously treated as an asset of the investor company (translated into shekels on acquisition date, and adjusted subsequently for the changes in general purchasing power of the Israeli currency). The transition of the goodwill into an asset of the investee company, as prescribed by Standard No. 13, has been effected by translating the foreign currency amount of its unamortized balance into shekels, at the exchange rate on the transition date; the effect of the difference resulting from this translation is immaterial.

                       INVESTEE COMPANIES THE ACTIVITIES OF WHICH ARE AN INTEGRAL PART OF THE ACTIVITIES OF THE INVESTOR COMPANY

                       The amounts (in terms of foreign currency) included in the financial statements of such companies were remeasured into shekels. The remeasurement was effected by way of translation of the amounts into shekels, on the basis of historical exchange rates in relation to Israeli currency. Differences resulting from the above treatment are included in the statements of operations under financial income or expenses.

                       Through December 31, 2003, the shekel amounts resulting from the aforesaid translation were then adjusted on the basis of the changes in the CPI by the same method used in the financial statements of the Company, with the inflation-adjusted amounts as of December 31, 2003 providing the base for the nominal financial reporting in the following periods.

              C.  PRINCIPLES OF CONSOLIDATION

                   1. The consolidated financial statements include the accounts of the Company and its subsidiaries. The companies included in consolidation are listed in the appendix.

                   2. Intercompany balances and transactions have been eliminated. Profits from intercompany sales, not yet realized outside the Group, have also been eliminated.

              D.  CASH EQUIVALENTS

                   The Group considers all highly liquid investments, which include short-term bank deposits (up to three months from date of deposit) that are not restricted as to withdrawal or use, short-term government bonds and other marketable government debentures, the period to maturity of which did not exceed three months at time of investment, to be cash equivalents.

              E.  MARKETABLE SECURITIES

                   These securities are stated at market or - for participation certificates in mutual funds - redemption value. The changes in value of the above securities are carried to financing income or expenses.

              F.  ALLOWANCE FOR DOUBTFUL ACCOUNTS

                   The allowance is determined partly as a fixed percentage of trade receivables, based on past experience, and partly in respect of specific debts doubtful of collection.

              G.  INVENTORIES

                   Inventories are valued at the lower of cost or market. Cost is determined as follows:

                   Raw materials and supplies - on "first-in, first-out" basis.

                   Work in progress and finished goods - on basis of production costs:

                         Raw material and supplies component - on "first-in first-out" basis.

                         Labor and overheads component - on annual average basis.

                   Purchased products - on "first-in, first-out" basis.

              H.  OTHER INVESTMENT

                   Investment in shares of a company is stated at cost, net of a provision for decrease in value, which is not of a temporary nature (see also note 13.(m)(6)).

              I.  FIXED ASSETS

                   1. These assets are stated at cost, net of related investment grants. Fixed assets of operations acquired are included at their fair value at date of acquisition of these operations.

                   2. Cost of improvements - that contribute to the improvement of the quality of products or the increase of production or the estimated useful life of the products - and renovation of fixed assets, are carried to the cost of these assets.

                   3. With regard to the capitalization of costs incurred to prevent environmental pollution, see 1.(U) below.

              I.  FIXED ASSETS (continued)

                   4. The assets are depreciated by the straight-line method, on basis of their estimated useful life. Annual rates of depreciation are as follows:

                                                                     IN PERCENTAGES
                                                                     --------------
                       Buildings                                             4
                       Machinery and equipment*                           6.7; 10
                       Medical equipment for customers' use                 20
                       Computers and software                             20; 33
                       Furniture and office equipment                     6 - 10
                       Vehicles                                           15; 20

                       Leasehold improvements are amortized by the straight-line method over the term of the lease, which is shorter than the estimated useful life of the improvements.

                       * On October 1, 2003, the useful life estimate of certain production facilities was altered from 10 years to 15 years. Accordingly, the depreciated balance of said facilities as of that date is depreciated over the period remaining to them, up to 15 years. The alteration was performed in accordance with the opinion of outside engineers. The opinion was based on past experience with respect to said facilities, the physical condition of the facilities and the anticipated technological developments and their effect on the future operation of the facilities.

                          The effect on the income before taxes in 2003 amounted to approximately NIS 1.7 million.

              J.  OTHER ASSETS AND DEFERRED EXPENSES

                   OTHER ASSETS:

                   Other assets are stated at cost and amortized in equal annual installments over a period that does not exceed their economic life.

                   Annual rates of amortization are as follows:

                                                                 IN PERCENTAGES
                                                                 --------------
                   Goodwill *                                            5
                   Medical know-how and trademarks                      6.7
                   Marketing aids                                       33

                   * Consists mainly of the goodwill, which arose upon the acquisition of operations by the U.S. subsidiary Clay-Park Labs, Inc. (hereafter - "CP"), which is presented in the consolidated balance sheets under "other assets and deferred expenses" and is amortized in equal annual installments over a period of 20 years, commencing in the year of acquisition. In Company management's opinion, amortizing the goodwill over a period of 20 years fairly reflects the Company's anticipated period of economic benefit, in light of the specific circumstances of the acquired operations, as follows:

                       a. The loyalty that characterizes customers in the
                          pharmaceuticals industry.

                       b. The expensive process that is required to obtain
                          licenses and approval from the supervisory bodies acts as a barrier to potential competitors.

NOTE 1   -        SIGNIFICANT ACCOUNTING POLICIES (continued)

                  DEFERRED EXPENSES

                  Costs of raising loans are amortized over the repayment period of the loans.

              K.  IMPAIRMENT OF ASSETS

                  In February 2003, Accounting Standard No. 15 of the IASB - "Impairment of Assets", became effective. This standard requires a periodic review to evaluate the need for a provision for the impairment of the Company's non-monetary assets - fixed assets and identifiable intangibles, including goodwill, as well as investments in associated entities.

                  Accordingly, commencing with the interim financial statements for the three months ended March 31, 2003, the Company assesses - at each balance sheet date - whether any events have occurred or changes in circumstances have taken place, which might indicate that there has been an impairment of one or more of the above assets. When such indicators of impairment are present, the Company evaluates whether the carrying value of the asset in the Company's accounts can be recovered from the cash flows anticipated from that asset, and, if necessary, to record an impairment provision up to the amount needed to adjust the carrying amount to the recoverable amount.

                  The recoverable value of an asset is determined according to the higher of the net selling price of the asset or its value in use to the Company. The value in use is determined according to the present value of anticipated cash flows from the continued use of the asset, including those expected at the time of its future retirement and disposal.

                  When it is not possible to assess whether an impairment provision is required for a particular asset on its own, the need for such a provision is assessed in relation to the recoverable value of the cash-generating unit to which that asset belongs. A cash-generating unit includes goodwill allocated to that unit, and any impairment loss relating to that unit is to be initially allocated to the goodwill and then to the other assets.

              L.  DEBENTURES

                  In the consolidated financial statements, the debentures held by a subsidiary are set-off against the amount of the debentures issued.

              M.  COMPANY SHARES HELD BY THE COMPANY AND SUBSIDIARIES

                  These shares are presented - at their cost to the Company and the subsidiaries - as a deduction from shareholders' equity, under "cost of shares in Company held by the Company and subsidiaries". Gains, net of losses and the related tax, arising from the sale of these shares, are credited directly to "capital reserves".

              N.  REVENUE RECOGNITION

                  1.  Sale of products

                  Revenue from sale of products is recognized upon shipment (when title passes to the customer). Provisions for discounts and other provisions relating to price adjustments (where it has been agreed with customers that the price is conditional) are estimated and deducted from sales.

NOTE 1   -        SIGNIFICANT ACCOUNTING POLICIES (continued)

                   2.  Production work for others

                       Revenue for performing production work for others is included upon shipment. When the Company is entitled to indemnification in respect of minimum anticipated unclaimed amounts, the resulting revenue is recognized over the related period.

                   3.  Sale of know-how

                       Revenue from sale of know-how and grant of usage rights thereto is recognized with the consideration receivable being earned.

              O.  DISCOUNTS FROM SUPPLIERS

                  Discounts received from suppliers, on a periodic basis, regarding which the Company has not committed to meet specific targets, are included in the financial statements in accordance with, and on the basis of, the purchases actually made.

                  Discounts, receipt of which is conditional/ on the Company reaching a minimum purchase level (quantitative or financial), are included in the financial statements on a pro-rata basis, in accordance with the amount of purchases actually made by the Company from the relevant suppliers during the relevant period, provided that the attainment of the targets appears probable and that the discount amount can be estimated with reasonable certainty. Among the factors used to estimate the discount amount are the Company's past experience and the forecasted amount of purchases from the relevant suppliers during the remainder of the period..

              P.  RESEARCH AND DEVELOPMENT EXPENSES

                  Research and development expenses are charged to income as incurred. Participations from government departments and from others in joint ventures are recognized as a reduction of expense, as the related costs are incurred (see also note 8A(4)).

              Q.  DERIVATIVES

                  The Company conducts transactions in derivatives in order to reduce its exposures on existing assets and liabilities and certain firm commitments in foreign currency to fluctuations in the exchange rates of those currencies.

                  Gains and losses on these transactions are recognized in income commensurate with the results from the related assets or liabilities, or deferred and recognized in income as part of the measurement of the results of the underlying hedged transactions, as appropriate. Transactions that do not meet the criteria to qualify as hedging transactions, in accordance with generally accepted accounting principles in Israel, are presented in the balance sheets at their fair values. Changes in the fair values of the derivatives are included in the statements of operations under financing income or expenses.

              R.  DEFERRED TAXES

                   1. Deferred taxes are computed in respect of differences between the amounts presented in the financial statements and those taken into account for tax purposes. As to the main factors in respect of which deferred taxes have been included - see note 10.

NOTE 1       -    SIGNIFICANT ACCOUNTING POLICIES (continued)

                    1. (continued)

                       Deferred tax assets are computed for carryforward tax deductions and losses, up to the level of the credit balance of deferred taxes, or, if there is likelihood that they will be utilized, they are computed in accordance with management's assessment.
                       Deferred tax balances are computed at the tax rate expected to be in effect at time of release to income from the deferred tax accounts. The amount of deferred taxes presented in the statements of operations reflects changes in the above balances during the year.

                   2. Taxes, which would apply in the event of disposal of investments in investee companies, have not been taken into account in computing the deferred taxes, as it is the Company's policy to hold these investments, not to realize them.

                   3. The Group may incur an additional tax liability in the event of a dividend distribution out of certain profits between Group companies or to its shareholders; no account was taken of such additional tax, since it is the Group's policy not to cause distribution of a dividend, which would involve additional tax liability to the Group, in the foreseeable future.

              S.  NET INCOME PER NIS 1 OF PAR VALUE OF SHARES

                  Net income per NIS 1 of par value of shares is computed in accordance with Opinion 55 of the Israeli Institute. As to the data used in determining the aforesaid income - see note 14.

              T.  LINKAGE BASIS

                  Balances, the linkage arrangements in respect of which stipulate linkage to the last index published prior to date of payment, are stated on the basis of the last index published prior to balance sheet date (the index for November). Balances denominated in foreign currency, or linked thereto, are included in the financial statements according to the exchange rates as of the balance sheet date.

              U.  ENVIRONMENTAL COSTS

                  Regular operating and maintenance costs of installations for the prevention of environmental pollution, relating to environmental rehabilitation arising from current or past operations, are charged to the statements of operations. Costs for the prevention of environmental pollution, that increase the life or enhance the efficiency of the installations, or that reduce or prevent environmental pollution, are included in fixed assets and depreciated in accordance with the Group's usual depreciation policy.

              V.  DIVIDEND DECLARED SUBSEQUENT TO BALANCE SHEET DATE

                  Liabilities relating to dividends declared subsequent to balance sheet date are included in the accounts for the period in which the declaration was made. The amount declared is appropriated, however, from retained earnings, and reported as a separate item in the shareholders' equity - "Dividend declared after balance sheet date".

NOTE 1       -    SIGNIFICANT ACCOUNTING POLICIES (continued)

              W.  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT

                  In July 2004, the IASB issued Israel Accounting Standard No. 19 - "Taxes on Income", which is based on International Accounting Standard No. 12, that prescribes the accounting treatment (recognition criteria, measurement, presentation and disclosure) required for taxes on income. This accounting standard is to be applied to financial statements covering periods commencing on, or after, January 1, 2005.

                  For the most part, the provisions of this standard are the same as the accounting principles that are customarily applied at present (see R. above). Nevertheless, the following matters will affect the deferred taxes and tax expenses included in the financial statements for reporting periods subsequent to the standard's effective date:

                  The standard requires deferred taxes to also be created in respect of the difference between the amount included in the financial statements for land and the amount thereof taken into account for tax purposes (temporary difference). The standard requires deferred taxes to be created in respect of the land owned by the Company at the time of the standard becoming effective, and will result in a cumulative effect in respect of prior years.

                  The tax saving in respect of the unrealized profits on transactions between Group companies will be recorded at the tax rate applicable to the purchasing company and will result in the inclusion of a cumulative effect in respect of previous years.


NOTE 2       -    INVESTMENTS IN INVESTEE COMPANIES

              A.  COMPOSITION:

                                                                       CONSOLIDATED                    COMPANY *
                                                                  -----------------------    -------------------------
                                                                        DECEMBER 31                  DECEMBER 31
                                                                  -----------------------    -------------------------
                                                                   2004            2003         2004           2003
                                                                  --------       --------    ----------     ----------
                  Acquisition cost                                  17,591         16,370       401,733        388,467
                  Company's share in undistributed profits
                  (net of losses) accumulated since
                  acquisition                                        1,174            846       570,186        501,423
                                                                  --------       --------    ----------     ----------

                                                                    18,765         17,216       971,919        889,890
                                                                  --------       --------    ----------     ----------

                  Unlinked, non-interest bearing capital
                  notes                                                 --             --         9,332          9,332
                  Long-term loans linked to the dollar                  --             --           243              -
                  Long-term loans linked to the CPI               ** 9,127      ** 10,214        29,876         30,464
                                                                  --------       --------    ----------     ----------
                                                                    27,892         27,430     1,011,370        929,686
                  Less - net acquisition cost of parent
                  company's shares held by subsidiaries                 --             --       101,096        101,096
                                                                  --------       --------    ----------     ----------


                                                                    27,892         27,430       910,274        828,590
                                                                  ========       ========    ==========     ==========

                   *  Solely represents investments in subsidiaries.

                   ** Linked to the CPI and bearing interest at the rate of 6%
                      per annum.

NOTE 2     -  INVESTMENTS IN INVESTEE COMPANIES (continued)

              B.   THE CHANGES IN THE INVESTMENTS DURING 2004 ARE AS FOLLOWS:

                                                            YEAR ENDED DECEMBER 31, 2004
                                                           -------------------------------
                                                            CONSOLIDATED         COMPANY
                                                           --------------       ----------
                  BALANCE AT BEGINNING OF YEAR                     27,430          828,590

                  CHANGES DURING THE YEAR:
                  Long-term loans granted                              --              499
                  Long-term loans repaid                          (1,087)          (1,087)
                  Revaluation of long-term loans                       --              243
                  Share in profits, net                             1,277          107,363
                  Dividends received                                (952)         (23,600)
                  Translation differences                           1,224          (1,734)
                                                                ---------       ----------

                  BALANCE AT END OF YEAR                           27,982          910,274
                                                                =========       ==========

              C.  As to goodwill, see notes 1J and 5.

              D.  DANAGIS LTD. (HEREAFTER - DANAGIS)

                  Danagis is an associated company owned equally by a subsidiary and Denshar Ltd. Danagis distributes the consumer products of the Group and of Denshar Ltd. As to the guarantees securing Danagis' bank indebtedness, see note 8B.

              E.  INFRASERV GMBH & CO. WIESBADEN KG (HEREAFTER - INFRASERV)

                  On October 1, 2002, the Company signed - through a German subsidiary - a series of agreements, whereby it acquired an API manufacturing plant. The amount invested in acquiring the plant totaled NIS 27,839,000 (approximately E 6 million). In addition, in accordance with the aforesaid agreements, the German subsidiary has acquired a 7% share in a limited partnership - InfraServ GmbH & Co. Wiesbaden KG (hereafter - "InfraServ") that owns land and buildings in the industrial zone in which the plant of the German subsidiary is located and also provides industrial services to various companies in this zone. The cost of acquisition of this investment is to be paid out of the dividend distributions made by InfraServ during the years 2002-2006, and any balance will be settled by the end of 2007 at the latest (see note 6).

NOTE 3     -  OTHER INVESTMENTS AND LONG-TERM LOANS

              COMPOSITION:

                                                                                            CONSOLIDATED
                                                                                        ----------------------
                                                                                             DECEMBER 31
                                                                                        ----------------------
                                                                                         2004          2003
                                                                                        --------      --------
              Income receivable from derivative financial instruments                      1,550            --
              Long-term debt, net                                (1)                      29,241        33,278
              Promissory note in dollars                         (2)                       1,038         1,226
              Participation receivable from the State of New York
              (see note 13M(2))                                                           14,802        14,989
                                                                                        --------      --------
                                                                                          46,631        49,493


              (1) Debt from Nesh Cosmetics (1992) Ltd. (hereafter - "Nesh"), partly linked to the CPI and bearing interest and partly unlinked and bearing variable interest. The debt is to be repaid by the setting-off of some of the annual profits to which Nesh will be entitled under the agreement signed (see note 8A(1)(d)). The Company anticipates that the debt will be repaid within 10 years. The debt is included accordingly in the books. To secure repayment of the debt, the Company registered a first-ranking lien on Nesh's goodwill.

              (2) A loan that was granted against a promissory note to a senior employee, who was formerly a minority shareholder in CP. Should this employee continue to be employed for a period of three years from 2004, the note will be converted into a grant.

NOTE 4    -   FIXED ASSETS - DEPRECIATED BALANCE

              A.  COMPOSITION AND CHANGES DURING THE YEAR:

                                                                                                         INVESTMENTS
                                    LAND,                                        FURNITURE                 NOT YET
                                  BUILDINGS   MACHINERY                             AND      LEASEHOLD   COMPLETE AND
                                  & INFRA        AND                 COMPUTER     OFFICE     IMPROVE-     PLACED IN
                                 -STRUCTURE   EQUIPMENT*  VEHICLES   EQUIPMENT   EQUIPMENT     MENTS        SERVICE     TOTAL
                                 ---------    ----------  --------    --------   ---------   ---------     ---------  ----------
CONSOLIDATED

COST:
Balance as of 31.12.2003           258,764       442,474    31,103      57,407      30,262      72,668         7,495     900,173
Additions during 2004               20,008        73,071     5,530       5,948       1,377       4,375            --     110,309
Disposals during 2004                   --       (5,343)   (6,103)          --          --          --       (3,616)    (15,062)
Differences from the
translation of financial
statements of foreign
subsidiaries                            --           354       (1)           9         240       (799)            29       (168)
                                 ---------     ---------  --------    --------   ---------   ---------     ---------  ----------


Balance as of 31.12.2004           278,772       510,556    30,529      63,364      31,879      76,244         3,908     995,252
                                 ---------     ---------  --------    --------   ---------   ---------     ---------  ----------

ACCUMULATED DEPRECIATION:
Balance as of 31.12.2003            71,788       235,489    14,745      41,074      15,588      35,012            --     413,696
Additions during 2004               11,024        40,311     3,927       5,769       1,560       5,952            --      68,543
Disposals during 2004                   --       (4,727)   (3,747)          --          --          --            --     (8,474)
Differences from the
translation of financial
statements of foreign
subsidiaries                            --         (494)        --       (135)          40       (340)            --       (929)

Balance as of 31.12.2004            82,812       270,579    14,925      46,708      17,188      40,624            --     472,836
                                 ---------     ---------  --------    --------   ---------   ---------     ---------  ----------


DEPRECIATED BALANCE:


AS OF 31.12.2004                   195,960       239,977    15,604      16,656      14,691      35,620         3,908     522,416
                                 =========     =========  ========    ========   =========   =========     =========  ==========


AS OF 31.12.2003                   186,976       206,985    16,358      16,333      14,674      37,656         7,495     486,477
                                 =========     =========  ========    ========   =========   =========     =========  ==========


COMPANY

COST:
Balance as of 31.12.2003            58,028        69,972     3,741       7,571       2,274         270           993     142,849
Additions during 2004                8,281        25,074     1,179       1,287         125          --            --      35,946
Disposals during 2004                   --         (145)     (857)          --          --          --         (777)     (1,779)
                                 ---------     ---------  --------    --------   ---------   ---------     ---------  ----------

Balance as of 31.12.2004            66,309        94,901     4,063       8,858       2,399         270           216     177,016
                                 ---------     ---------  --------    --------   ---------   ---------     ---------  ----------

ACCUMULATED DEPRECIATION:
Balance as of 31.12.2003            22,566        44,455     1,944       5,056       1,846         270            --      76,137
Additions during 2004                3,432         5,548       466       1,458          87          --            --      10,991
Disposals during 2004                   --         (145)     (372)          --          --          --            --       (517)
                                 ---------     ---------  --------    --------   ---------   ---------     ---------  ----------

Balance as of 31.12.2004            25,998        49,858     2,038       6,514       1,933         270            --      86,611
                                 ---------     ---------  --------    --------   ---------   ---------     ---------  ----------


DEPRECIATED BALANCE:

AS OF 31.12.2004                    40,311        45,043     2,025       2,344         466          --           216      90,405
                                 =========     =========  ========    ========   =========   =========     =========  ==========

AS OF 31.12.2003                    35,462        25,517     1,797       2,515         428          --           993      66,712
                                 =========     =========  ========    ========   =========   =========     =========  ==========


* Includes medical equipment.

NOTE 4    -   FIXED ASSETS - DEPRECIATED BALANCE (continued)

              B.  The fixed assets are net of investment grants, as follows:

                                                                  CONSOLIDATED                  COMPANY
                                                              ----------------------     ----------------------
                                                                   DECEMBER 31                 DECEMBER 31
                                                              ----------------------     ----------------------
                                                                2004         2003          2004         2003
                                                              --------     ---------     --------      --------
                  Investment grants received                    79,311        77,844       23,160        23,160
                  Less - accumulated depreciation
                  thereon                                       63,394        61,100       18,754        17,851
                                                              --------     ---------     --------      --------

                                                                15,917        16,744        4,406         5,309
                                                              ========     =========     ========      ========

              C.  LAND RIGHTS:

                   1. The Group leases most of the land, on which its operations are conducted in southern Israel, from the Israel Lands Administration, under long-term leases (most of the leases terminate in the period between 2016-2049), and, in certain instances, there are options to renew the lease. Some of the real estate property and long-term lease rights have not yet been registered in the names of the Group companies at the Land Registry.

                   2. A subsidiary's plant in the center of Israel is located on land, the title to which has been registered in the name of the subsidiary.

                   3. Some of the Company's facilities in Israel and overseas are located on leased premises, see note 8A(3).

              D.  As to pledges on assets - see note 12.

              E.  As to the closing of a subsidiary's plant site, see note
                  13M(1).


NOTE 5   -   OTHER ASSETS AND DEFERRED EXPENSES

                                                                ORIGINAL AMOUNT            AMORTIZED BALANCE
                                                             -----------------------    -----------------------
                                                                   DECEMBER 31                DECEMBER 31
                                                             -----------------------    -----------------------
                                                               2004          2003         2004          2003
                                                             ---------     ---------    ---------     ---------

             CONSOLIDATED

             Goodwill *                                        151,914       154,244       71,112        79,046
             Know-how and trademark                             36,244        36,460       12,033        13,718
             Marketing aids                                     12,037        12,012        3,011         4,094
             Costs of raising loans                              1,615         1,613          743           959
                                                             ---------     ---------    ---------     ---------

                                                               201,810       204,329       86,899        97,817
                                                             =========     =========    =========     =========

             COMPANY

             Know-how and trademark                                988           988          441           567
             Costs of raising loans                                906           897          682           897
                                                             ---------     ---------    ---------     ---------

                                                                 1,894         1,885        1,123         1,464
                                                             =========     =========    =========     =========

              * Consists mainly of the goodwill arising on the acquisition of an activity by CP, and adjusted on the basis of exchange differences, as described in note 1b(5). The changes in the original amount in 2004 are due solely to translation differences.

NOTE 6    -   LONG-TERM LOANS AND OTHER LIABILITIES

              A.   COMPOSITION:

                                                                                     CONSOLIDATED                 COMPANY
                                                                               ------------------------    ------------------------
                                             INTEREST RATES AT                       DECEMBER 31                DECEMBER 31
                                                DECEMBER 31,    LINKAGE       ------------------------    ------------------------
                                                    2004         BASIS           2004          2003          2004          2003
                                             ----------------- ----------      ----------    ----------    ----------    ----------

   1.  Bank loans *                                 Libor +
                                                  0.65%-1.5%       Dollar         129,240        81,011            --            --

       Less - current maturities                                                 (86,160)            --            --            --
                                                                               ----------    ----------    ----------    ----------

                                                                                   43,080        81,011            --            --
                                                                               ----------    ----------    ----------    ----------

   2.  Loan units from institutions **                5.6%           CPI          181,263       180,000       181,263       180,000

   3.  Other long-term liabilities, in
       respect of:
       Acquisition of InfraServ (see note 2E)                       Euro           14,344        15,474            --            --
       Acquisition of know-how and trademark                       Dollar             888         1,145            --            --
       Acquisition of fixed assets:
                                                                    Euro            3,449         5,287            --            --
                                                                   Dollar           1,763         2,818            --            --
                                                                               ----------    ----------    ----------    ----------
                                                                                   20,444        24,724            --            --
       Less-- current maturities***                                               (4,465)       (5,620)            --            --
                                                                               ----------    ----------    ----------    ----------

                                                                                   15,979        19,104            --            --
                                                                               ----------    ----------    ----------    ----------


                                                                                  240,322       280,115       181,263       180,000
                                                                               ==========    ==========    ==========    ==========

                   * The loans bear interest at variable rates. As to an interest swap, whereby the variable interest was fixed at the effective rate of 2.8% (including the margin), see note 15C. As to the requirements of covenants to secure the loans, see note 12. The transaction meets the criteria to qualify as a hedging transaction, in accordance with generally accepted accounting principles.

                   ** The loan units were received on December 3, 2003 and bear interest at a fixed rate, payable on a semi-annual basis. The principal of the loans is linked to the increase in the CPI and is repayable in three equal installments in December of each of the years 2007-2009. On January 8, 2004, the Company transacted an interest swap in the notional amount of NIS 65.7 million ($ 15 million), under which it swapped the aforementioned terms for linkage to the dollar with the addition of variable interest based on the Libor + 2%. In addition, the Company entered into a hedge transaction, in respect of extreme changes in the rate of the Libor interest rate, in the notional amount of NIS 32.8 million ($ 7.5 million), see note 15C. These transactions do not meet the criteria to qualify as hedging transactions, in accordance with generally accepted accounting principles.

                   *** Including current maturity in respect of commitments for the acquisition of fixed assets amounting to NIS 1,607,000, which is included in trade payables (December 31, 2003 - NIS 2,137,000).

NOTE 6   -    LONG-TERM LOANS AND OTHER LIABILITIES (continued)

              B. The liabilities (net of current maturities) mature in the following years after the balance sheet dates:

                                                                 CONSOLIDATED                  COMPANY
                                                            ------------------------   ------------------------
                                                                 DECEMBER 31                 DECEMBER 31
                                                            ------------------------   ------------------------
                                                              2004          2003         2004          2003
                                                            ----------     ---------   ----------    ----------
                  Second year                                    4,255        85,476           --            --
                  Third year                                   106,815         4,279       60,421            --
                  Fourth year                                   68,831        70,048       60,421        60,000
                  Fifth year                                    60,421        60,312       60,421        60,000
                  Sixth year                                        --        60,000           --        60,000
                                                            ----------     ---------   ----------    ----------
                                                               240,322       280,115      181,263       180,000
                                                            ==========     =========   ==========    ==========


NOTE 7    -   LIABILITIES FOR EMPLOYEE TERMINATION BENEFITS, NET

              A.  PENSION AND SEVERANCE PAY

                   1.  COMPANIES IN ISRAEL

                       Labor laws and agreements require the Israeli companies in the Group to pay severance pay to employees dismissed or retiring from their employ in certain other circumstances. Severance pay is calculated on the basis of the length of the employees' service, and usually at their latest monthly salary on the basis of one month's salary for every year worked, and based on salary components that, in management's opinion, create entitlement to severance pay.

                       The liabilities in respect of employees' rights to severance pay are covered as follows:

                       a) In accordance with collective labor agreements, the
                          Israeli companies in the Group make regular deposits with external pension funds in respect of a portion of their employees. These plans fully cover 72% of the severance pay liability.

                       b) The Israeli companies in the Group make regular
                          deposits to severance pay funds and to purchase managerial insurance policies in the employees' names, in respect of the employees who have elected this option. These insurance policies cover the severance pay liability in respect of those employees. The amounts deposited in the aforesaid funds and policies are included in the balance sheets, since they are under the control and management of the companies.

                       c) Some of the Group's senior employees have agreements
                          for increased retirement bonuses at rates of 150%-200%.

                       d) The liability included in the balance sheets includes
                          the balance of the abovementioned liabilities, as well as a long-term liability in respect of "advance notice" agreements with respect to employees who are likely to utilize their right, as above, including in respect of a former Chief Executive Officer (see notes 8A(2)(d) and 13M(3)).

NOTE 7    -   LIABILITIES FOR EMPLOYEE TERMINATION BENEFITS, NET (continued)

              A.  PENSION AND SEVERANCE PAY (continued)

                   2.  FOREIGN SUBSIDIARIES

                       The employees of the U.S. subsidiary have pension plans based on deposits at specified percentages of their salaries. These plans fully cover the subsidiary's liability. The liabilities for pension payments covered by these plans are not reflected in the financial statements, since all the risks relating to the payment of pensions as described above have been passed to the pension funds.

                       The employees of the German subsidiary have an in-house pension plan. The liability is presented on the basis of an actuarial computation. The actuarial computation was based on the following assumptions: capitalization rate of 5.00%, salary increases of 2.50% and increases in the pension rate of 1.75%. The liability presented in the balance sheets includes the balance of the liabilities that are not covered.

              B.  GENERAL FUND

                   The Group deposits funds, at its discretion, in a fund earmarked to cover the liabilities referred to above, which are not covered by the regular deposits. The funds are deposited with general severance pay funds, which are managed by leading Israeli banks.

                   Withdrawals from the fund are subject to compliance with the provisions stipulated in the Severance Pay Law.

              C. The balance sheet liability for employee termination benefits, and the amounts funded as stated above, are composed as follows:

                                                                  CONSOLIDATED                  COMPANY
                                                               ----------------------      ----------------------
                                                                   DECEMBER 31                DECEMBER 31
                                                               ----------------------      ----------------------
                                                                 2004         2003           2004          2003
                                                               --------     ---------      --------      --------
                  Liability for severance pay                    84,537        79,036        16,333        15,128
                  Liability for pensions                          3,937         2,982             -             -
                                                               --------     ---------      --------      --------
                                                                 88,474        82,018        16,333        15,128
                  Less - amount funded, see B above              70,019        65,854        14,505        13,067
                                                               --------     ---------      --------      --------

                  Unfunded balance                               18,455        16,164         1,828         2,061
                                                               ========     =========      ========      ========

NOTE 8   -    COMMITMENTS, LIENS AND CONTINGENT LIABILITIES

              A.  COMMITMENTS

                   1.  Operating agreements:

                       a. Subsidiaries have manufacturing and distribution
                          agreements with third parties relating to pharmaceuticals and consumer products. These agreements terminate between 2005-2007.

                       b. The Company has several long-standing relationships
                          and trade agreements with overseas suppliers in connection with the import of pharmaceuticals and raw materials. The Company has been working with one of its principal suppliers, Schering AG, for several decades without a written agreement.
                          In 2001, an agreement was signed with Bayer AG, which expired on December 31, 2004. In 2005, the parties made an interim agreement and are interested in shortly signing an agreement that will be valid until the end of 2006.
                          The Company has an agreement with Bayer Diagnostics Europe Ltd. The agreement is for five years, commencing on November 1, 2003, and is automatically renewed, unless one of the parties gives 12-months' advance notice of his intention to terminate the agreement. The agreements signed mainly reflect the actual relationships existing until and as of their signing.
                          In addition, the Company and its subsidiaries are committed to pay royalties and other commissions of 2%-15% on the sales of some of their products.

                       c. A subsidiary in Germany has a 10-year manufacturing
                          agreement, commencing in October 2002; with regard to the first 5 years, the agreement stipulates minimum annual quantities and predetermines the selling prices.

                       d. On December 31, 2003, the Company signed an agreement
                          with Nesh, pursuant to which Nesh's operations have been merged with the operations of subsidiaries engaged in the field of consumer products. Nesh is entitled to a 25% share of the results from the merged operations, as defined in the agreement (after adding a loading for working capital financing and other expenses, as prescribed in the agreement). Nesh's abovementioned share of the profits is included within the framework of selling expenses. In February 2003, the Company started preparing for this merger.
                          The agreement also stipulates the repayment terms for the loans granted to Nesh (see note 3(2)).

                       e. In April 2003, the Company signed a licensing
                          agreement with Ortho McNeil Pharmaceutical Inc. (hereafter - Ortho), a company wholly owned by the Johnson & Johnson group, whereby Ortho has been granted exclusive usage rights to the drug "Mupirocin Ointment", which was developed by the Company and whose formula is protected by patent. Such usage is in accordance with the approval granted to the Company by the U.S. Food and Drugs Administration (hereafter - "the FDA") in December 2002.

                          In consideration for the grant of the above rights, Ortho paid NIS 58 million ($ 13 million) (NIS 37 million after tax) during May 2003, which the Company credited to income in 2003; through to 2010, Ortho is to also make payments to the Company that are to be based on a percentage of product sales, but which shall not be less than the minimum amounts stipulated under the terms of the agreement.

NOTE 8   -    COMMITMENTS, LIENS AND CONTINGENT LIABILITIES (continued)

                   1.  Operating agreements (continued)

                       e.  (continued)

                          In parallel with the above agreement, a subsidiary, CP, and Ortho signed an agreement for the supply of the product by CP (hereafter - "the supply agreement"); pursuant to the supply agreement, CP is to manufacture the product for Ortho for a consideration based on CP's forecasted manufacturing costs and, in addition, CP received a one-time payment of NIS 8.8 million ($ 2 million). The payment received under the supply agreement is credited to revenues based on the proportion that the actual manufacturing bears to the overall forecasted manufacturing during the forecast period referred to in the supply agreement. As of December 31, 2004, NIS 7,433,000 ($ 1,721,000) of the above amount had been credited to revenues.

                       f. The Company and CP have signed several agreements with
                          various research institutes (CROs), mainly in the U.S., for the purpose of their performing clinical testing for the research and development programs of the Agis Group.
                          The total value of research work ordered by the Company pursuant to these agreements, but which had still to be carried out as of December 31, 2004, amounts to NIS 19,476,000 ($ 4,521,000).

                       g. In December 2004, the Company and CP have signed a
                          supply agreement with Taro Pharmaceutical Industries Ltd and its subsidiaries (hereafter - "Taro"), pursuant to which Taro is to supply CP with "mometazone cream", which is a generic version of Scherring-Plough's product. In accordance with the terms of the agreement, the cream is to be produced at Taro's plants and is to be marketed in the U.S.A. by CP.

                       h. The Group has a distribution agreement with Danagis
                          for the distribution of the Group's consumer products, in return for a distribution commission.

                       i. A subsidiary has entered into an agreement with a
                          leading European company in the field of marketing and registration of products for the distribution of profits in connection with the development, production and marketing of a number of generic drugs.
                          This company and the subsidiary have entered into agreements to cooperate in developing additional products.

                       j. An overseas subsidiary has an agreement with a U.S.
                          drugs manufacturer for the sale in the U.S. of a generic drug, effective from the first quarter of 2003.

                   2.  Commitments with employees and officers:

                       a. At the same time that the Merger Agreement with
                          Perrigo referred to in note 1A(1)(b) above was signed, Mr. Moshe Arkin, an interested party of the Company, signed a number of related agreements.

                       b. The Company's CEO has signed an employment agreement
                          for a 3-year period that commenced on the date of closing the merger transaction, pursuant to which he will continue in his present position as CEO of the Company and shall also serve as a senior vice president of Perrigo. In the event of the CEO's employment being terminated before the expiration date of the agreement, he shall be paid the balance of all amounts due to him under the agreement.

NOTE 8   -    COMMITMENTS, LIENS AND CONTINGENT LIABILITIES (continued)

                   2.  Commitments with employees and officers (continued):

                       c. Past senior officers of the Company (see note 13M(3))
                          have personal employment contracts, which entitle them, in addition to their regular salary, to a bonus that is dependent upon the financial results of the Company and its subsidiaries (see also note 16). The contract periods end in 2006.

                       d. Certain employees, if certain conditions are
                          fulfilled, entitled to "prior notice" of varying periods, as specified in the contracts signed with them - including in the event of the transfer of control in the Company. No provision has been included in the accounts in respect of employees for whom the Company does not anticipate that the aforementioned conditions will be fulfilled. The Company has included a provision for those employees who will exercise their entitlement, as above, including in respect of the former Chief Executive Officer (see note 13M(3)).

                       e In November 2002, a senior CP employee was granted an option to acquire 50,000 of the Company's shares at the price of $ 7.5 per share. The option for the acquisition of 25,000 shares will vest on December 31, 2005, and the balance has expired due to failing to meet the CP sales targets. All the above options expire on December 31, 2008.

                       f. In November 2004, the CP's CEO was granted an option
                          to acquire 50,000 of the Company's shares at the price of $ 23.02 per share. The option vests in five equal annual installments. Within the framework of the merger agreement with perrigo, these options will be converted into perrigo option.

                   3.  Commitments relating to rental agreements:

                       a. The Israeli companies in the Group have a lease with
                          an interested party in respect of the office buildings that they use. The lease expires in 2006, but may be renewed for a further 5 years. The rental is linked half to the dollar and to the US CPI and half to the Israeli CPI.

                          The projected rental payments for the next three years, at rates in effect at December 31, 2004, amount to NIS 2,408,000 in each of the years between 2005 and 2007.

                       b. Other Israeli subsidiaries have leases in respect of
                          the buildings and laboratories that they use. These leases have an average term of approximately one to two years, with renewal options of two to four years. The rentals are mainly linked to the CPI.
                          The projected annual rental payments for the coming years, at rates in effect at December 31, 2004 amount to NIS 9,002,000.

                       c. A subsidiary in the U.S. has leases in respect of the
                          buildings that it uses. These leases expire through 2014. The rentals are in dollars.
                          The projected rental payments for the coming years, at rates in effect at December 31, 2004, amount to NIS 87,876,000 per annum.

                       d.  A subsidiary in Germany has leases with InfraServ.
                          The projected annual rental payments for the coming years, at rates in effect at December 31, 2004, amount to NIS 3,884,000. The rentals are in euros.

NOTE 8   -    COMMITMENTS, LIENS AND CONTINGENT LIABILITIES (continued)

                   4.  Commitments in respect of royalties:

                       a. The Company and a subsidiary are committed to pay
                          royalties to the Government of Israel on proceeds from sales of products in the development of which the Government participates by way of grants. Under the terms of the Company's funding from the Israeli Government, royalties of 2%-3.5% are payable on sales of products developed from projects so funded, up to 100% of the amount received by the Company, in respect of each product separately. The amount to be refunded from the royalties is dollar-linked and, from January 1, 1999, interest is added at an annual rate based on Libor.

                          At December 31, 2004, the maximum royalty amount payable by the Company with regard to future sales is approximately NIS 39,256,000.

                       b. A subsidiary is committed to additional payments in
                          respect of the acquisition of know-how and trademark. These payments are conditioned to the sale of the product manufactured using the acquired know-how and will not exceed NIS 5,170,000 ($ 1.2 million).

              B.  GUARANTEES:

                   The Company has given a guarantee to secure the bank debts of foreign subsidiaries that amounted to NIS 170,378,000 at December 31, 2004 (see also notes 6 and 12C).

                   The Company has unlimitedly guaranteed the liabilities of Agis Group companies in Israel to banks, and, correspondingly, has received unlimited guarantees in respect of its own debts to banks from Agis Group companies in Israel. As of December 31, 2004, group companies do not have liabilities to banks in relation to this guarantee.

                   The Company has given a guarantee to a bank to secure the indebtedness of Danagis Ltd. of up to NIS 2,000,000 million, but not in excess of 50% of Danagis' bank debts.

              C.   CONTINGENT LIABILITIES:

                   1. In November 1997 and January 1998, claims totaling $ 31 million in aggregate were lodged against CP for damages allegedly caused as a result of the emission of a minimal amount of material from the CP laboratory.

                       In several hearings held to date, in various levels of courts in the U.S., the last of which was held in the New York State Supreme Court in November 1999, most of the claims were dismissed.

                       CP has already filed responses to the remaining claims, which relate to personal injury, and intends to mount a vigorous defense against these claims. CP has also filed claims against several insurance companies in connection with the above claims.

                       Since these are personal injury claims, CP is unable to assess the amount that might be awarded should these claims prevail. However, in management's opinion, based on examinations conducted by CP's doctor, who was unable to identify any permanent injuries to the claimants he examined, and in accordance with the opinion of the Company's legal counsel, the financial damages being claimed are not supported by the facts being put forward to justify them, and the maximum amount that CP is likely to be required to pay, if at all, is not a significant amount for the Company and, accordingly, no provision therefor has been made in the financial statements.

NOTE 8   -    COMMITMENTS, LIENS AND CONTINGENT LIABILITIES (continued)

                   2. A number of claims and other legal actions, which have arisen in the ordinary course of business, are pending against the Group. Some of these claims are for amounts that are not significant, or company management believes that it has good chances to win these claims. The Group has appropriate insurance cover for a part of the above claims and actions and, accordingly, no provisions therefor have been created in the financial statements.

                   3. In respect of benefits pursuant to the Law for the Encouragement of Capital Investments, 1959 (hereafter - "the Law")

                       Pursuant to the Law, the Company and certain subsidiaries received grants from the State of Israel in respect of their investments in the construction or expansion of their facilities, as well as tax benefits (see note 10).

                       The grant and tax benefits are contingent upon compliance with certain conditions. If the companies do not comply with the conditions, they will have to repay the amounts of the grant and the tax benefits, plus interest and linkage differentials, from the date received. In the opinion of company management, the companies have fulfilled the essential conditions of the instruments of approval.

                   4. In May 2004, the Ministry of the Environment imposed additional conditions on the business license of a subsidiary that has a plant at Ramat Hovav. According to Company experts, the new conditions are extremely strict, to the extent that - under present circumstances - it is not possible to assess the full extent of their actual implementation or the costs that this would involve.

                       The subsidiary, together with other companies that received similar demands have lodged an administrative petition for the cancellation of the conditions on the grounds of their being unreasonable. Subsequent to balance sheet date, the parties have agreed to go to take this matter to mediation.

                   5.  As to disputed income tax assessments, see note 10 G.

                   6. In 2003, the Document Stamp Duty Law, 1961 (hereafter - Stamp Duty Law) was amended, pursuant to which the list included in the Stamp Duty Law was updated.

                       During 2004, the Company - as well as many other Israeli companies - received requests from the tax authorities to furnish documents. In September 2004, a petition was filed with the High Court of Justice to prohibit the process of requesting documents to be furnished and to require the tax authorities to publicly publish their interpretive position regarding the meaning of the Stamp Duty Law, prior to any attempt by them to enforce this law.

                       As of the date of approval of the financial statements, this petition is pending before the High Court of Justice.

                       In the opinion of the Company's management, in light of the uncertainty involved in the implementation of the law, it is not possible at this stage to estimate the potential effect, if any, on the financial statements.

NOTE 9    -   SHAREHOLDERS` EQUITY

              A.   SHARE CAPITAL

                                                                           NUMBER OF SHARES -
                                                                 AT PAR VALUE AND IN NIS - IN THOUSANDS
                                                              ---------------------------------------------
                                                                  AUTHORIZED               ISSUED AND PAID
                                                              -----------------           -----------------
                                                                 DECEMBER 31                 DECEMBER 31
                                                              -----------------           -----------------
                                                                2004 AND 2003               2004 AND 2003
                                                              -----------------           -----------------
                  Ordinary shares, NIS 1 par value*                   40,000                     31,326
                                                                    ========

                  Shares held by the Company **                                                   1,642
                  Shares held by subsidiaries**                                                   2,290
                                                                                               --------

                  Shares held by outside parties                                                 27,394
                                                                                               ========

                   * As of December 31, 2004, quoted on the Tel Aviv Stock Exchange at NIS 123 per share. The Company's shares were delisted from the Tel Aviv stock Exchange on March 17, 2005, upon closing the merger transaction with Perrigo.

                   ** The total number of shares held by the Company and subsidiaries represents approximately 12.6% of the outstanding issued and paid-up ordinary shares.

                   As to options for the acquisition of Company shares, see note 8A(2)(e-f).

              B.   RETAINED EARNINGS

                   Pursuant to the new Companies Law, which took effect in 2000, the acquisition of the Company's shares by the Company or its subsidiaries is treated as a distribution of profits out of the Company's retained earnings.

              C.   CAPITAL RESERVES

                   Capital reserves mainly consist of the premium on shares.


NOTE 10   -   TAXES ON INCOME

              A.  CORPORATE TAXATION IN ISRAEL

                  1. Measurements of results for tax purposes under Income Tax (inflationary Adjustments) Law, 1985 (hereafter - the inflationary adjustments law)

                       a) Under the inflationary adjustments law, results for
                          tax purposes are measured in real terms, having regard to the changes in the CPI. The Company and its Israeli subsidiaries are taxed under this law.

                       b) By virtue of the inflationary adjustments law, the
                          Company and subsidiaries, which own industrial enterprises (see C(2) below), are entitled to claim accelerated depreciation on their fixed assets, instead of claiming accelerated depreciation under the law, as described in C(1)(b) below.

                  2.   Tax rates

                       The income of the Company and its Israeli subsidiaries (which are not entitled to benefits for "approved enterprises", as referred to in C below) is taxed at the regular rate. Through to December 31, 2003, the corporate tax was 36%. In July 2004, an amendment to the Income Tax Ordinance was enacted. One of the provisions of this amendment is that the corporate tax rate is to be gradually reduced from 36% to 30%, in the following manner: the rate for 2004 will be 35%, in 2005 - 34%, in 2006 - 32%, and in 2007 and thereafter - 30%. The effect of the change in the tax rates in the coming years, on the deferred tax balances at the date of the amendment to the law, is included under the item "taxes on income" in the statements of operations - see note F(1) below.

              B.  SUBSIDIARIES OUTSIDE ISRAEL

                   Subsidiaries that are incorporated outside of Israel are assessed for tax under the tax laws in their countries of residence. The principal tax rates applicable to subsidiaries outside Israel are as follows:

                      Company incorporated in the USA - tax rate of 42%. Company incorporated in Germany- tax rate of 37%.

              C.  ENCOURAGEMENT LAWS IN ISRAEL

                    1. TAX BENEFITS UNDER THE LAW FOR THE ENCOURAGEMENT OF
                       CAPITAL INVESTMENTS, 1959 (HEREAFTER - THE LAW)

                       Under the law, by virtue of the "approved enterprise" status granted to certain of their enterprises, the Company and certain Israeli subsidiaries are entitled to various tax benefits.

                       The main tax benefits available to the abovementioned companies are:

                       a. Reduced tax rates

                          During the period of benefits - mainly 10 years, but 7 years in some instances, commencing in the first year in which the companies earn taxable income from the approved enterprises (provided the maximum period to which it is restricted by law has not elapsed) - the following reduced tax rates or tax exemptions apply to the income derived from the companies' approved enterprises:

                          1) Tax exemption on income from certain approved enterprises in Development Zone "A" in respect of which the companies have elected the "alternative benefits" (involving waiver of investment grants); the length of the exemption period is 10 years. The periods of benefits in respect of the activated enterprises of the Company and the investee companies expire in the years 2008-2012.

                          2) Tax exemption on income from certain approved enterprises in respect of which the companies have elected the "investment grant"; the length of the exemption period is 2 years, after which the income from these enterprises is taxable at the rate of 25%, rather than at the regular tax, for 5 years, which ended in 2004.
                              The benefits period for enterprises that have not yet been activated has not yet commenced, but is limited to 2016.

                  1. TAX BENEFITS UNDER THE LAW FOR THE ENCOURAGEMENT OF CAPITAL INVESTMENTS, 1959 (HEREAFTER - THE LAW) (continued)

                       a. Reduced tax rates (continued)

                          3) The Company has an "establishment" approval for an "enterprise with alternative benefits" which has not yet been activated, which would entitle the Company to a tax exemption in respect of the income derived therefrom, for a period of 10 years. The benefits period is limited to 2014.

                          In the event of distribution of cash dividends out of income, which was tax exempt as above, the companies would have to pay the 25% tax in respect of the amount distributed. Since it is the Group's policy not to cause distribution of dividend, which would involve additional tax liability to the Group in the foreseeable future, no provision has been made for such tax.

                          From the end of the benefits period referred to above, the income from these enterprises will be liable to tax at the regular tax rate.

                          The proportion of the taxable income entitled to benefits of reduced tax rates, other than as an "establishment" enterprise as referred to above, is calculated on the basis of the ratio between the turnover of the "approved enterprise" and the whole turnover of the Company; the turnover applicable to the "approved enterprise" is calculated, as a general rule, by taking the increase resulting from the comparison of the Company's turnover with its "basic" turnover, which is prescribed as being the turnover during the last year before the activation of the "approved enterprise", or such other basis as is stipulated in the instrument of approval.

                       b. Accelerated depreciation

                          The companies are entitled to claim accelerated depreciation for five tax years commencing in the first year of operation of each asset, in respect of buildings, machinery and equipment used by the approved enterprise (see 10.A(1)(b) above).

                       c. Conditions for entitlement to the benefits

                          The entitlement to the above benefits is conditional upon the companies' fulfilling the conditions stipulated by the law, regulations published thereunder and the instruments of approval for the specific investments in approved enterprises. In the event of failure to comply with these conditions, the benefits may be cancelled, in whole or in part, and the companies may be required to refund the amount of the benefits with the addition of arrears interest.

                          As of the publication date of the financial statements, most of the necessary performance certificates had been received from the Investment Center.

                   2.  THE LAW FOR THE ENCOURAGEMENT OF INDUSTRY (TAXATION),
                       1969

                       a. The Company and certain subsidiaries in Israel are
                          "industrial companies", as defined by this law. As such, these companies are entitled to claim depreciation at increased rates for equipment used in industrial activity as stipulated by regulations published under the inflationary adjustments law, and have done so.

                       b. The Company and a certain subsidiary have a common
                          line of production and are therefore entitled to file consolidated tax returns in accordance with section 23 of the Law for the Encouragement of Industry.

                          Pursuant to the arrangement between the Company and the subsidiary with which the Company files consolidated tax returns as stated above, each of these companies is entitled to set off its tax losses against the taxable income of the other within the framework of the consolidated tax return. The company utilizing the tax losses of the other is to compensate the other company for the tax saving it is entitled to, linked to the CPI.

              D. LOSSES, THE DEDUCTION FOR INFLATION AND THE "REAL DIFFERENCE" IN RESPECT OF MARKETABLE SECURITIES FOR TAX PURPOSES, CARRIED FORWARD TO FUTURE YEARS

                  As of December 31, 2004, carryforward losses, the balance of the deduction for inflation and other deductions in respect of subsidiaries aggregate approximately NIS 5,631,000 in the United States and approximately NIS 344,000 in Israel and, as of December 31, 2003, approximately NIS 10,097,000 and approximately NIS 8,708,000, respectively. As to a participation receivable from the state of New York, see note 3 and 13.M(2).

                  The "real loss" on realization of marketable securities aggregates approximately NIS 9,113,000 at December 31, 2004. This loss is deductible from future "real income" from marketable securities, if any. No deferred taxes have been included in respect of such loss.

                  Under the inflationary adjustments law, carryforward losses, the deduction for inflation and the "real difference" in respect of marketable securities are linked to the CPI. The losses of overseas subsidiaries are denominated in dollars and euros. The periods during which the losses in the United States may be utilized end between 2010-2021.

              E.  DEFERRED INCOME TAXES

                   1. The composition of the deferred taxes, and the changes therein during the year, are as follows:

                                     DEPRECIABLE     PROVISIONS FOR EMPLOYEE BENEFITS
                                        FIXED        --------------------------------           IN RESPECT OF
                                       ASSETS &                                                  CARRYFORWARD
                                       DEFERRED                       VACATION AND               TAX LOSSES &
                                       EXPENSES       SEVERANCE PAY  RECREATION PAY   OTHER       DEDUCTIONS    TOTAL
                                     ------------     -------------  -------------- ---------   -------------  --------
CONSOLIDATED

Balance as of January 1, 2003            (41,984)           2,348           9,017    * 29,608       *  28,240    27,229

Changes in 2003:
Amounts carried to income                   7,500           1,265           3,236    * 20,040      * (25,029)     7,012
Translation differences                     1,235               -           (165)     * (377)       * (1,403)     (710)
                                     ------------      ----------       ---------   ---------      ----------  --------
Balance as of December 31, 2003          (33,249)           3,613          12,088    * 49,271        *  1,808    33,531

Changes in 2004:
Amounts carried to income                   3,609           (366)         (1,102)      13,335           (409)    15,067
Translation differences                       228            (34)            (43)       (243)           (148)     (240)
                                     ------------      ----------       ---------   ---------      ----------  --------

BALANCE AS OF DECEMBER 31, 2004          (29,412)           3,213          10,943      62,363           1,251    48,358
                                     ============      ==========       =========   =========      ==========  ========


COMPANY

Balance as of January 1, 2003             (8,109)             877             949    * 23,787            *354    17,858

Changes in 2003 -
amounts carried to income                   (603)           (134)             744     * 1,627          *(354)     1,280
                                     ------------      ----------       ---------   ---------      ----------  --------
Balance as of December 31, 2003           (8,712)             743           1,693    * 25,414            * --    19,138

Changes in 2004 -
amounts carried to income                     432           (177)             380       2,667              --     3,302
                                     ------------      ----------       ---------   ---------      ----------  --------

BALANCE AS OF DECEMBER 31, 2004           (8,280)             566           2,073      28,081              --    22,440
                                     ============      ==========       =========   =========      ==========  ========


                  *  Reclassified.

              2.  Deferred taxes are presented in the balance sheet as follows:

                                                                CONSOLIDATED                  COMPANY
                                                            -----------------------    ------------------------
                                                                 DECEMBER 31                DECEMBER 31
                                                            -----------------------    ------------------------
                                                               2004         2003          2004          2003
                                                            ----------   ----------    ----------    ----------
                     Among current liabilities                 (1,293)      (1,217)            --            --
                     Among current assets                       59,785       56,574        22,167        16,791
                     Among long-term liabilities              (13,218)     (24,076)            --            --
                     Among investments, loans and
                         other long-term receivables             3,084        2,250           273         2,347
                                                            ----------   ----------    ----------    ----------

                     Balance - asset, net *                     48,358       33,531        22,440        19,138
                                                            ==========   ==========    ==========    ==========

                     * Realization of this deferred tax balance is conditional upon earning, in the coming years, taxable income in an appropriate amount.

                   2.  (continued):

                       Deferred tax is computed using the following tax rates:

                                                 CONSOLIDATED                 COMPANY
                                             --------------------       ---------------------
                                                  DECEMBER 31                DECEMBER 31
                                             --------------------       ---------------------
                                              2004         2003          2004          2003
                                             -------      -------       -------       -------
                     Short-term               9%-42%      10%-44%       25%-34%       25%-36%
                     Long-term               25%-42%      25%-44%           31%           36%


              F.  TAXES ON INCOME INCLUDED IN THE STATEMENT OF OPERATIONS

                   1.  As follows:

                                                            CONSOLIDATED                         COMPANY
                                                 ---------------------------------    -------------------------------
                                                       YEAR ENDED DECEMBER 31              YEAR ENDED DECEMBER 31
                                                 ---------------------------------    -------------------------------
                                                   2004        2003        2002        2004        2003        2002
                                                 ---------   ---------    --------    --------    --------  ---------
                     For the reported year:
                     Current                        33,897      38,450       5,833      12,714       7,134     (6,723)
                     Deferred, see E above:
                     In respect of the change
                     in the tax rate, see A(2)
                     above                         (5,140)          --          --     (2,894)          --          --
                     For the reported year         (9,927)     (8,545)     (1,263)       (408)     (2,813)       2,096
                                                 ---------   ---------    --------    --------    --------  ---------

                                                    18,810      29,905       4,570       9,412       4,321     (4,627)
                                                 ---------   ---------    --------    --------    --------  ---------

                     For previous years:
                     Deferred                           --       1,533       (771)          --       1,533       (208)
                     Current                           398          47       5,875          --          --       3,629
                                                 ---------   ---------    --------    --------    --------  ---------

                                                       398       1,580       5,104          --       1,533       3,421
                                                 ---------   ---------    --------    --------    --------  ---------


                                                    19,208      31,485       9,674       9,412       5,854     (1,206)
                                                 =========   =========    ========    ========    ========  =========

            2. Following is a reconciliation of the theoretical tax expense, assuming that all income is taxed at the regular tax rates applicable to companies in Israel (see A(2) above) and the actual tax expense:

                                                                     YEAR ENDED DECEMBER 31
                                              ---------------------------------------------------------------------
                                                       2004                   2003                    2002
                                              ---------------------   ---------------------   ---------------------
                                               NIS IN                  NIS IN                  NIS IN
                                              THOUSANDS       %       THOUSANDS       %       THOUSANDS       %
                                              ---------    --------   ---------    --------   ---------    --------
CONSOLIDATED

Income before taxes on income, as
reported in the statements of operations        108,367       100.0     167,128       100.0      71,577         100
                                               ========    ========    ========    ========    ========    ========

Theoretical tax expense                          37,928        35.0      60,166        36.0      25,768          36

Less - tax benefits arising from approved
enterprise status                               (29,204)      (26.9)    (28,239)      (16.9)    (19,068)      (26.7)

Change in taxes resulting from different
tax rates applicable to foreign
subsidiaries                                      2,777         2.6       3,650         2.2         337         0.5

Change in taxes resulting from utilization
of losses of subsidiaries for which
deferred taxes were not created in
previous years                                       --          --      (3,328)       (2.0)     (4,516)       (6.3)

Other permanent differences, see note 13M
for most of these                                14,577        13.5      (6,089)       (3.6)        927         1.3

Taxes in respect of previous years                  398         0.4       1,580         0.9       5,104         7.1

Increase in taxes in respect of tax
losses for which deferred taxes were not
created                                               6          --       3,745         2.2       1,122         1.6

Decrease in taxes resulting from the
adjustment of the deferred tax balances
due to the changes in the tax rates, see
A(2) above                                       (5,140)       (4.7)         --          --          --          --

Difference between the basis of measurement
of income reported for tax purposes and the
basis of measurement of income for financial
reporting purposes - net*                        (2,134)       (2.0)         --          --          --          --
                                               --------    --------    --------    --------    --------    --------

Taxes on income for the reported year            19,208        17.7      31,485        18.8       9,674        13.5
                                               ========    ========    ========    ========    ========    ========


            * Said difference results from the discrepancy between results for tax purposes, which are calculated in real terms on the basis of changes in the CPI, for the most of the Group companies - see A(1) above, and those companies' results in nominal values, as presented in these financial statements, commencing from January 1, 2004.

         F. TAXES ON INCOME INCLUDED IN THE STATEMENT OF OPERATIONS (continued)

            2.    (continued)

                                                                    YEAR ENDED DECEMBER 31
                                            ------------------------------------------------------------------------
                                                     2004                      2003                    2002
                                            ----------------------    ---------------------   ----------------------
                                              NIS IN                    NIS IN                 NIS IN
                                            THOUSANDS        %        THOUSANDS       %       THOUSANDS        %
                                            ---------    ---------    ---------   ---------   ---------    ---------

COMPANY

Income (loss) before taxes on income, as
reported in the statements of operations       (7,515)       100.0        9,972       100.0     (31,968)         100
                                            =========    =========    =========   =========   =========    =========

Theoretical tax expense (savings)              (2,630)        35.0        3,590        36.0     (11,508)         (36)

Change in taxes resulting from
computation of deferred taxes
at a rate which is different
from the theoretical rate                          --           --           --          --       4,924         15.4

Other permanent differences, see note 13M
for most of these                              16,000       (212.9)         731         7.3       1,591          5.0

Taxes in respect of previous years                 --           --        1,533        15.4       3,421         10.7

Increase in taxes in respect of tax
losses from marketable securities
incurred in the reporting year for which
deferred taxes were not created                    --           --           --          --         366          1.1
Decrease in taxes resulting from the
adjustment of the deferred tax balances
due to the changes in the tax rates, see
A(2) above                                     (2,894)        38.5           --          --          --           --

Difference between the basis of
measurement of income reported
for tax purposes and the basis of
measurement of income for financial
reporting purposes - net*                      (1,064)        14.2           --          --          --           --
                                            ---------    ---------    ---------   ---------   ---------    ---------

Tax expense (savings) for the reported
year                                            9,412       (125.2)       5,854        58.7      (1,206)        (3.8)
                                            =========    =========    =========   =========   =========    =========


            * Said difference results from the discrepancy between results for tax purposes, which are calculated in real terms on the basis of changes in the CPI, for the most of the Group companies - see A(1) above, and those companies' results in nominal values, as presented in these financial statements, commencing from January 1, 2004.

         G. TAX ASSESSMENTS

            1.    Companies in Israel

                  The Company and the subsidiaries (other than Westeck Ltd.) have received final tax assessments, or have assessments that are deemed final, through the year ended December 31, 2000 (other than as stated in(3) and (4) below).

            2. The foreign companies have not received tax assessments since their establishment.

            3. The Company and certain subsidiaries have been issued with best judgment assessments for the 2000 tax year in respect of dispute with the tax authorities. The Company has contested these assessments, and does not believe that it would be required to pay additional amounts of tax that substantially exceed the provision included in its accounts.

            4. A subsidiary, Westeck Ltd., has been issued with an order by the tax authorities for the 1999 tax year. With the consent of the tax authorities and the approval of the Court, Westeck has been granted an extension until April 30, 2005 for lodging an appeal against this order. In the company's opinion, the amount of tax that it will be required to pay will not materially exceed the amounts provided in its accounts.

NOTE 11 - LINKAGE OF MONETARY BALANCES

         A. AS FOLLOWS:

                                                                  DECEMBER 31, 2004
                                              ---------------------------------------------------------
                                                 IN, OR LINKED TO,
                                                 FOREIGN CURRENCY
                                              ---------------------------          LINKED TO THE
                                                 DOLLAR         OTHER *          CPI         UNLINKED
                                              ------------   ------------   ------------   ------------

CONSOLIDATED (including companies
operating independently):

ASSETS

CURRENT ASSETS
Cash and cash equivalents                           86,637         26,740             --         47,232
Short-term investments                              59,640             --         24,174         14,319
Receivables and debit balances:
Trade                                              114,339         63,070             --        203,309
Other                                               47,313          4,964          4,627         18,272
Loans and long-term receivables                     15,841             --         30,790             --
                                              ------------   ------------   ------------   ------------

                                                   323,770         94,774         59,591        283,132
                                              ============   ============   ============   ============

LIABILITIES

CURRENT LIABILITIES
Short-term credit from banks and others                 --         41,288             --             --
Current maturities of other long-term loans         86,961          2,057             --             --

TRADE PAYABLES
Overseas                                            48,634         59,505             --             --
Israel                                                  --             --             --        122,443
Payables and credit balances                        34,843         26,565         21,638         94,100
Loans and other long-term liabilities, net          44,930         14,129        181,263             --
                                              ------------   ------------   ------------   ------------

                                                   215,368        143,544        202,901        216,543
                                              ============   ============   ============   ============

COMPANY

ASSETS

CURRENT ASSETS
Cash and cash equivalents                           17,872             14             --         43,981
Short-term investments                                 149             --             --             --
Receivables and debit balances:
Trade                                               14,333         20,917             --         32,000
Other                                                  536          4,016        221,489          5,600
                                              ------------   ------------   ------------   ------------

                                                    32,890         24,947        221,489         81,581
                                              ============   ============   ============   ============

LIABILITIES

CURRENT LIABILITIES
Trade payables- overseas                             9,870         13,471             --             --
Trade payables- Israel                                  --             --             --          8,988
Payables and credit balances                            --             --         38,343         52,419
Long-term loans and liabilities, net                    --             --        181,263             --
                                              ------------   ------------   ------------   ------------

                                                     9,870         13,471        219,606         61,407
                                              ============   ============   ============   ============

            *     Mainly the euro.

            As to exposures relating to fluctuations in foreign currency exchange rates and the use of derivatives for hedging purposes - see note 15.

         B. DATA REGARDING THE EXCHANGE RATE AND THE CPI:

                                                    EXCHANGE          EXCHANGE
                                                  RATE OF ONE       RATE OF ONE
                                                      EURO          U.S. DOLLAR      CPI*
                                                  -----------       -----------  -------------

At end of year:

2004                                               NIS 5.8768        NIS 4.308   180.74 points
2003                                               NIS 5.5331        NIS 4.379   178.58 points
2002                                               NIS 4.9696        NIS 4.737   182.00 points
2001                                               NIS 3.9075        NIS 4.416   170.90 points

Increase (decrease) during the year:

2004                                                     6.2%           (1.6%)            1.2%
2003                                                    11.3%           (7.6%)          (1.9%)
2002                                                    27.2%             7.3%            6.5%


            * Based on the index for the month ending on each balance sheet date, on the basis of 1993 average = 100.


NOTE 12 - LIABILITIES SECURED BY LIENS AND RESTRICTIONS IMPOSED IN CONNECTION WITH LIABILITIES

          A. In 2003, the banks in Israel agreed to lift the fixed and floating charges registered on the Company's assets.

          B.   Pursuant to the Law for the Encouragement of Capital Investments
               - 1959, the Company and certain subsidiaries received investment grants from the State of Israel. If the companies do not comply with the conditions attaching to the grants, they will have to repay the amounts of the grants, in whole or in part, with the addition of interest from the date of receipt. In the opinion of management, the companies have fulfilled the essential conditions of the instruments of approval.

               To secure the compliance with the conditions relating to the grants received, the aforesaid companies registered floating charges on all their assets in favor of the State of Israel.

          C. CP has received loans from U.S. banks, the balances of which amount to approximately NIS 129,240,000 as of December 31, 2004. The terms of the loans impose various restrictions, including the requirement to comply with the following covenants:

               1. The ratio of shareholders' equity to total assets in the consolidated financial statements of Agis shall not fall below 25%;

               2. The shareholders' equity in the Company's consolidated financial statements shall not be less than NIS 500 million (this amount is linked to the CPI).

               As of December 31, 2004, the Company was in compliance with the aforementioned terms.

NOTE 13 - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION

          BALANCE SHEETS:

                                                               CONSOLIDATED                     COMPANY
                                                       ----------------------------    ---------------------------
                                                                DECEMBER 31                   DECEMBER 31
                                                       ----------------------------    ---------------------------
                                                           2004            2003            2004           2003
                                                       ------------    ------------    ------------   ------------


A.  CASH AND CASH EQUIVALENTS:

    Cash                                                     41,100          32,003              --             --
    Deposits                                                119,509         273,530          61,867        244,906
                                                       ------------    ------------    ------------   ------------

                                                            160,609         305,533          61,867        244,906
                                                       ============    ============    ============   ============

B.  SHORT-TERM INVESTMENTS:

    bonds                                                    91,504           6,992              --             --
    Participation certificates in mutual funds                2,853           4,191              --          2,871
    Shares                                                    3,776           3,253             149          1,207
                                                       ------------    ------------    ------------   ------------

                                                             98,133          14,436             149          4,078
                                                       ============    ============    ============   ============

C.  RECEIVABLES AND DEBIT BALANCES:

    1.   Trade - open accounts, after write-off of
       bad debts:
       Israel:
           Open accounts                                    188,981         200,671          31,970         40,641
           Checks collectible                                14,442          12,473              30             --
                                                       ------------    ------------    ------------   ------------
                                                            203,423         213,144          32,000         40,641
       Overseas                                             177,409         154,688          35,250         57,198
       Less - allowance for doubtful accounts                  (114)           (303)             --             --
                                                       ------------    ------------    ------------   ------------

                                                            380,718         367,529          67,250         97,839
                                                       ============    ============    ============   ============

    2.   Other:
       Institutions                                           4,647           4,951              --            180
       Employees                                              2,452           2,945             459            376
       Corporate interested parties*                          2,716             363             176             74
       Subsidiaries*                                             --              --         221,313         36,207
       Grant receivable from the Chief Scientist              4,110           3,190           2,754          1,095
       Foreign suppliers in respect of participation
       in expenses                                            9,770           6,849           4,552            324
       Sundries and prepaid expenses                         51,481          28,482           2,387          2,021
       Deferred taxes (see note 10)                          59,785          56,574          22,167         16,791
                                                       ------------    ------------    ------------   ------------

                                                            134,961         103,354         253,808         57,068
                                                       ============    ============    ============   ============

* The balances with corporate interested parties and subsidiaries are linked to the CPI or to exchange rates (according to the terms with each), some with the addition of interest at the rate of 4%.

                                                               CONSOLIDATED                    COMPANY
                                                        ---------------------------   ---------------------------
                                                                DECEMBER 31                  DECEMBER 31
                                                        ---------------------------   ---------------------------
                                                            2004           2003           2004           2003
                                                        ------------   ------------   ------------   ------------

D.  INVENTORIES:

    Finished goods and purchased products                    248,062        216,711         22,381         14,910
    Work in process                                           40,052         48,106          6,173         15,868
    Raw materials                                            149,154        161,711         27,397         30,185
    Packaging materials                                       50,995         24,123          5,498          4,350
                                                        ------------   ------------   ------------   ------------
                                                             488,263        450,651         61,449         65,313
    Materials in transit                                       3,751          1,695             73             85
                                                        ------------   ------------   ------------   ------------

                                                             492,014        452,346         61,522         65,398
                                                        ============   ============   ============   ============

E.  BANK CREDIT AND CURRENT MATURITIES OF OTHER
    LONG-TERM LIABILITIES:

    Composed as follows:
    Bank loan in dollars, bearing interest at Libor
    + 1% (see note 6A)                                            --         30,653             --             --
    Bank loans in euros, bearing interest at Euribor
    + 1.35% (December 31, 2003 - 1.75%)                       41,288         38,895             --             --
    Current maturities of other long-term liabilities          2,858          3,483             --             --
    Current maturities of long-term bank loans, see
    note 6A(1)                                                86,160             --             --             --
                                                        ------------   ------------   ------------   ------------

                                                             130,306         73,031             --             --
                                                        ============   ============   ============   ============

F.  PAYABLES AND CREDIT BALANCES:

    1.   Trade:
         Open accounts                                       228,139        240,837         32,329         25,860
         Notes and checks payable                              2,443          4,877             --             --
                                                        ------------   ------------   ------------   ------------

                                                             230,582        245,714         32,329         25,860
                                                        ============   ============   ============   ============

    2.   Other:
         Payroll and related expenses                         48,107         43,183          9,808          8,660
         Provision for vacation and recreation                32,038         28,747          3,787          3,842
         Provision for retirement benefits and
         agreements as described in note 13M(3)-(4)           19,866          9,500         17,104          2,500
         Institutions                                         25,725         19,565         38,343         18,651
         Associated company*                                   4,712          2,561             --             --
         Deferred income taxes, see note 10                    1,293          1,217             --             --
         Sundries and accrued expenses                        39,802         40,009         14,824        **4,045
         Payable in respect of an agreement for the
         distribution of profits (see note 8A(1)(i))           6,896         14,663          6,896       **14,663
                                                        ------------   ------------   ------------   ------------

                                                             178,439        159,445         90,762         52,361
                                                        ============   ============   ============   ============



*    The balances with the associated company are linked to the CPI.

**   Reclassified.

          STATEMENTS OF OPERATIONS:

                                                         CONSOLIDATED                               COMPANY
                                            --------------------------------------    --------------------------------------
                                                     YEAR ENDED DECEMBER 31                   YEAR ENDED DECEMBER 31
                                            --------------------------------------    --------------------------------------
                                               2004          2003          2002          2004          2003          2002
                                            ----------    ----------    ----------    ----------    ----------    ----------

G.  REVENUE, net *

    As part of industrial activities:
    From Israeli customers                     359,584       347,820       385,126        82,507        82,449       106,167
    From overseas customers                  1,101,566       890,426       698,414       283,727       201,148        52,235
    As part of commercial activities - in
    Israel and overseas                        360,091       453,308       301,842        13,101            --            --
                                            ----------    ----------    ----------    ----------    ----------    ----------

                                             1,821,241     1,691,554     1,385,382       366,234       283,597       158,402
                                            ==========    ==========    ==========    ==========    ==========    ==========

    * Including revenues from:
       Investee companies                           --            --            --       201,520       130,367       131,528
                                            ==========    ==========    ==========    ==========    ==========    ==========
       Principal Israeli customer              126,379       122,016       127,751        40,529        40,047        51,086
                                            ==========    ==========    ==========    ==========    ==========    ==========
       Principal overseas customer             176,573       164,781       136,473            --            --            --
                                            ==========    ==========    ==========    ==========    ==========    ==========

H.  COST OF REVENUE:

    As part of industrial activities:
    Purchases of raw materials, packaging
    materials and supplies                     523,137       476,552       413,711       118,536       129,809        38,657
    Decrease (increase) in inventory of
    raw and packaging materials                (42,995)      (83,954)       14,740           677       (19,224)         (387)
                                            ----------    ----------    ----------    ----------    ----------    ----------
                                               480,142       392,598       428,451       119,213       110,585        38,270
    Payroll and related costs                  179,704       148,055       133,564        28,795        22,589        18,250
    Other manufacturing costs                  112,749       108,095        79,120        14,139        14,220         7,839
    Depreciation                                54,849        48,507        41,169         9,472         7,469         6,590
                                            ----------    ----------    ----------    ----------    ----------    ----------
                                               347,302       304,657       253,853        52,406        44,278        32,679
    Decrease (increase) in work in
    progress and finished
    goods inventory                             32,321        20,501       (21,932)         (763)      (13,016)       11,280
                                            ----------    ----------    ----------    ----------    ----------    ----------

    Total of industrial activities             859,765       717,756       660,372       170,856       141,847        82,229
                                            ----------    ----------    ----------    ----------    ----------    ----------

    As part of commercial activities:
    Purchases of products                      283,846       359,335       228,598            --            --            --
    Increase in purchased products
    inventory                                  (36,238)      (23,342)       (5,101)           --            --            --
                                            ----------    ----------    ----------    ----------    ----------    ----------

                                               247,608       335,993       223,497            --            --            --
                                            ----------    ----------    ----------    ----------    ----------    ----------


    Total cost of revenue                    1,107,373     1,053,749       883,869       170,856       141,847        82,229
                                            ==========    ==========    ==========    ==========    ==========    ==========

                                                         CONSOLIDATED                          COMPANY
                                              --------------------------------    --------------------------------
                                                    YEAR ENDED DECEMBER 31             YEAR ENDED DECEMBER 31
                                              --------------------------------    --------------------------------
                                                2004        2003        2002        2004        2003        2002
                                              --------    --------    --------    --------    --------    --------

I.  RESEARCH AND DEVELOPMENT EXPENSES, NET:

    Payroll and related expenses                48,896    * 54,045      53,211      29,923    * 35,952      36,858
    Depreciation                                 3,808       3,752       3,380       1,178       1,005         986
    Other research and development expenses     85,742    * 66,713      53,831      69,886    * 56,589      44,338
                                              --------    --------    --------    --------    --------    --------
                                               138,446     124,510     110,422     100,987      93,546      82,182
    Less - grants and participations           (12,302)    (11,952)     (6,861)     (7,575)     (4,904)       (566)
                                              --------    --------    --------    --------    --------    --------

                                               126,144     112,558     103,561      93,412      88,642      81,616
                                              ========    ========    ========    ========    ========    ========
    *  Reclassified

J.  SELLING AND MARKETING EXPENSES:

    Payroll and related expenses               105,801      95,331      94,179       4,455       5,183       5,955
    Advertising and sales promotion             44,830      41,207      35,614       1,900       3,089       1,425
    Sales commissions, marketing and
    royalties *                                 51,335      50,787      46,743      18,865      20,349       3,585
    Depreciation and amortization               10,026       9,710       8,769          --          --          --
    Distribution and transportation
    expenses and sundries                       83,497      66,828      73,592       1,794         878         (86)
    Less - participation by others             (14,066)    (18,204)    (19,358)         --          --          --
                                              --------    --------    --------    --------    --------    --------

                                               281,423     245,659     239,539      27,014      29,499      10,879
                                              ========    ========    ========    ========    ========    ========

* Including in respect of partner's share in joint ventures (see also note 8A(1)(b))

K.  GENERAL AND ADMINISTRATIVE EXPENSES:

    Payroll and related expenses                46,898      40,914      33,759       6,695       4,977       2,605
    Travel                                       5,148       4,227       4,318       2,394       1,944       1,855
    Office rent and maintenance                  7,507       7,229       6,711       1,420       1,028         965
    Depreciation and amortization*              12,364      11,903      11,010         464         391         405
    Allowance for doubtful accounts and
    bad debts                                      262       2,740       2,530          --          --          --
    Professional fees, office supplies and
    sundries                                    31,784      27,604      19,117       8,055       7,299       5,226
                                              --------    --------    --------    --------    --------    --------

                                               103,963      94,617      77,445      19,028      15,639      11,056
                                              ========    ========    ========    ========    ========    ========

    * Includes amortization of goodwill          7,934       8,552       8,880          --          --          --
                                              ========    ========    ========    ========    ========    ========

          STATEMENTS OF OPERATIONS: (continued)

                                                             CONSOLIDATED                          COMPANY
                                                   --------------------------------    --------------------------------
                                                        YEAR ENDED DECEMBER 31              YEAR ENDED DECEMBER 31
                                                   --------------------------------    --------------------------------
                                                     2004        2003        2002        2004        2003        2002
                                                   --------    --------    --------    --------    --------    --------

L.  FINANCING INCOME (EXPENSES), net:

    In respect of long-term liabilities             (17,688)     (4,845)     (2,026)    (11,621)         --          --
    Income tax interest, net                             --          --        (283)         --          --          --
    Gain (loss) on marketable securities, net         4,098       2,790      (5,950)        301         882      (2,608)
    Other, net                                        4,231       8,102      (1,802)      3,583       3,529      (2,100)
                                                   --------    --------    --------    --------    --------    --------

                                                     (9,359)      6,047     (10,061)     (7,737)      4,411      (4,708)
                                                   ========    ========    ========    ========    ========    ========

M.  OTHER INCOME (EXPENSES), net:

    Closing of a subsidiary's plant site (1)             --     (12,000)         --          --          --          --
    Income in respect of previous years, net (2)         --      10,213          --          --          --          --
    Expenses in respect of the retirement of
    officers and others (3)                          (3,565)    (12,345)         --      (1,079)     (2,500)         --
    Expenses in respect of the estimated
    grossed-up value of benefit upon
    exercising options (4)                          (66,928)         --          --     (41,466)         --          --
    Non-recurring expenses in relation to
    proposed merger negotiations (5)                (14,074)         --          --     (13,204)         --          --
    Write-off of investment in Meditor (6)               --      (9,602)         --          --          --          --
    Capital gain (loss)                                 (45)       (156)        670          47          91         118
                                                   --------    --------    --------    --------    --------    --------

                                                    (84,612)    (23,890)        670     (55,702)     (2,409)        118
                                                   ========    ========    ========    ========    ========    ========



(1) In June 2003, the Company's board of directors decided to close the plant site of a subsidiary, Neca Chemicals (1952) Ltd. (hereafter - "Neca") in Petach Tikva and to transfer the production line of detergents to other sites, including to the plant of the subsidiary Careline (Pharmagis) Ltd. in Yeruham.

     In July 2003, a retirement agreement was signed with the employees of Neca. The Company carried to income the expenses in respect of said retirement agreement and the write-off of certain fixed asset balances of the Neca plant. The remaining assets are to be used in future production activities in the alternative sites as well as in other functions, such as storage and distribution.

(2) Including participation from the State of New York in various expenses of CP in respect of prior years, and net of expenses incurred by CP in prior years in connection with discounts granted to customers. The participation is received by way of reduction of tax payments to the State of New York, and is conditional upon the earning by CP of taxable income in coming years.

(3) In 2003, Mr. Gil Bianco ended his office as the Company's Chief Executive Officer and was appointed as special consultant to the Company. Mr. Bianco is entitled to the same salary and benefits stipulated under his original employment agreement, this until the end of the agreement period - December 31, 2006. In addition, certain employees of the Company are entitled to receive an advance notice under certain circumstances. The expenses include a provision in respect of Mr. Bianco, as well as in respect of employees who are to utilize their right, as above. During 2004, the Company has adjusted the provisions relating to various liabilities to senior officers who are no longer in office.

          STATEMENTS OF OPERATIONS: (continued)

(4) During 2004, the Company entered into agreements with present and former officers in the Company, who had been holding, since 1994, options to purchase 5% of the Company's holdings in CP Pursuant to said agreements, the aforementioned officers waived their right to exercise the options previously granted to them. In return, the Company has undertaken to indemnify them on the basis of the amount of the benefit they would have derived from the exercise of the option.

     Within the framework of the agreements, the amount of indemnification was determined for the major part of the options, and the remaining balance would be determined on the basis of the price of the Company's shares. In addition, purchase dates have been scheduled, the latest of which will not be before April 2, 2006. In accordance with the agreements and following the merger, all the options were exercised in March 2005. Also, an agreement was signed with a senior employee of CP with respect to the compensation that was paid to him for his waiver of his options.

     In respect of the aforementioned agreements, the Company has recorded a one-time provision, carried to "other expenses", in respect of the estimated value of the benefit arising from the surrender of said options.

(5) During the first half of the year, the Company held negotiations regarding a merger proposal, see also note 1.a(1). The negotiations did not result in a binding agreement. One-time expenses of approximately NIS 7.1 million, incurred in connection with the negotiations, have been carried to "other expenses" in the reported period.

     During the second half of the year, the Company held negotiations regarding a merger proposal. This time, the negotiations resulted in a binding agreement, and the merger was closed in March 2005. Non-recurring expenses in relation to the negotiations that had been incurred through to the date of the financial statements and that had been charged to the other expenses item in the reporting period amounted to NIS 6,974,000.

(6) Investment through subsidiary in the share capital and convertible debentures of Meditor Pharmaceuticals Ltd. (hereafter - "Meditor"). The equity interest in Meditor is approximately 19%, and the Company has the right to increase its holdings in the future to 21% of the share capital of Meditor. In view of Meditor's lack of success in raising additional finance, there are significant doubts as to its ability to continue as a going concern. Therefore, in 2003 the Company decided to fully write-off the investment in Meditor


NOTE 14 - NET INCOME PER NIS 1 OF PAR VALUE OF SHARES

          Par value of shares used in computation of net income per NIS 1 of par value of shares is as follows:

                                                              NIS IN THOUSANDS
                                                              ----------------

              YEAR ENDED DECEMBER 31, 2004 *                           *27,419
                                                              ================

              Year ended December 31, 2003                             *27,419
                                                              ================

              Year ended December 31, 2002                              27,394
                                                              ================


               * Including options (exercise of which is expected) granted to a senior employee of CP (see note 8.A.(2)(e)-(f)). Options granted to another senior employee of CP, as referred to in note 8A(2)(f) have not been taken into account in computing the net income per share as their exercise is not expected and their effect, on a fully diluted basis, is immaterial. The effect on the income in respect of the imputed income accruing to the Company, assuming the receipt of the exercise price in respect of the options, is immaterial.

NOTE 15 - FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

          A.   GENERAL

               The Group operates internationally, which gives rise to exposure to risks from changes in foreign exchange rates. Derivative financial instruments (hereafter - "derivatives") are utilized by the Group to reduce those risks, as explained in this note. As the counter parties to these derivatives are Israeli banks, the Group considers the inherent credit risks remote. The Group does not hold or issue derivatives for trading purposes.

          B.   FOREIGN EXCHANGE RISK MANAGEMENT

               The Company enters into foreign currency derivatives - forward exchange and option contracts - in order to protect the Company from the risk that the foreign currency fair value of existing assets and liabilities, and the foreign currency cash flows resulting from firm commitments for the future sale or purchase of goods or services or from anticipated transactions will be affected by changes in exchange rates. The term of all those contracts is less than one year.

               The amounts relating to the aforementioned foreign currency derivatives are as follows:

                                                                       NOTIONAL AMOUNT
                                                                      DECEMBER 31, 2004
                                                                      -----------------

                  Forward contracts - for exchange of:
                  Euros into dollars                                            11,754
                  Dollars into NIS                                              19,386

                  Call options purchased - for the exchange of:
                  Dollars into euros                                            38,199
                  Dollars into NIS                                             116,316

                  Put options sold - for the exchange of:
                  Dollars into euros                                            38,199
                  Euros into dollars                                           116,316

                  Dollars into NIS
                  NIS into dollars


          C.   MANAGEMENT OF INTEREST RISKS

               The Group enters into interest derivatives - interest rate swaps and floor and cap options - in order to reduce the potential impact of interest rate fluctuations. As part of an interest swap, on February 12, 2003 the Group reached an agreement with an Israeli bank for the exchange between the two, within a fixed time frame, of a notional amount of $ 15 million, bearing variable interest, for the same notional amount bearing a fixed interest rate. The period of said interest swap ends on June 20, 2005. Over this period, the Company is to receive variable interest based on the Libor (December 31, 2004 - 2.56%) and pay interest at the fixed rate of 2.15%. As part of an interest rates swap, on January 8, 2004, the Company transacted another interest swap, under which it exchanged a notional amount of NIS 64.620 million ($ 15 million), bearing shekel interest at a fixed rate of 4.36% linked to the CPI, for an identical notional amount, bearing dollar interest at a variable rate based on Libor + 0.75%. The interest swap is primarily for periods through December 3, 2007. In addition, the Company transacted a hedge against changes in the Libor, in a notional amount of NIS 32.310 million ($ 7.5 million). Under the transaction, if the Libor exceeds 5%, the Company would be indemnified in respect of the portion in excess of 5%, up to a ceiling of 8%. As part of this transaction, the Company has undertaken to complement the interest rate up to 1.25% should the Libor be less than 1.25%. The above transactions do not meet the criteria to qualify as hedging transactions, in accordance with generally accepted accounting principles.

          D.   CONCENTRATION OF CREDIT RISKS

               Most of the Group's cash and cash equivalents and short-term marketable securities at December 31, 2004 and 2003 were deposited with Israeli and U.S. banks. The Company's marketable securities are held by a company that manages investment portfolios; such securities represent mainly Israeli Government bonds/ other debentures of highly rated corporations. The Company is of the opinion that the credit risk in respect of these balances is remote.

               Most of the Company's sales are made in Israel, North America and Europe, to a large number of customers; the sales in Israel are to Health Funds and to the private sector, which consists mainly of retail chains and drugstores. The sales in North America are mainly to a large number of customers, some of which are leaders in their field. Consequently, the exposure to credit risks relating to trade receivables is limited. A subsidiary insures the credit it extends to overseas customers which derives from its export. The Company performs ongoing credit evaluations of its customers for the purpose of determining the appropriate allowance for doubtful accounts and bad debts.

          E.   FAIR VALUE OF FINANCIAL INSTRUMENTS

               The financial instruments of the Group consist mainly of non-derivative assets: cash and cash equivalents, investments and short-term deposits and loans, receivables and debit balances, investments and long-term receivables; non-derivative liabilities: short-term credit, payables and credit balances, loans and other long-term liabilities; as well as derivative financial instruments.

               In view of their nature, the fair value of the financial instruments included in working capital of the Group is usually identical or close to their carrying value. The fair value of deposits and long-term receivables and long-term loans and other long-term liabilities also approximates the carrying value, since they bear interest at rates close to the prevailing market rates or, in respect of those that do not bear interest, the fair value difference is not material.

               Derivatives are presented at their market value.


NOTE 16 - TRANSACTIONS WITH "INTERESTED PARTIES"

                                                                                        CONSOLIDATED
                                                                             ----------------------------------
                                                                                   YEAR ENDED DECEMBER 31
                                                                             ----------------------------------
                                                                               2004         2003         2002
                                                                             --------     --------     --------

             Payroll and related expenses for board members employed by
             the Group                                                          6,018        5,611        6,179
             Number of board members employed by the Group                          2            2            3

             Payment to board member employed by the Company in respect of waiver of their right to exercise a subsidiary's
             options (see note 13.M(4))                                        11,119            -            -

             Wages and participation fees to board members not employed
             by the Group                                                         446          258          225

             Rental for Agis House (see note 8A(3)(a))                          2,408        2,414        2,639

NOTE 17 - BUSINESS AND GEOGRAPHICAL SEGMENTS

      A.    GEOGRAPHICAL SEGMENT DATA:

                                                             INTERNATIONAL    UNALLOCATED        TOTAL
                                               ISRAEL         OPERATIONS        EXPENSES      CONSOLIDATED
                                               ------         ----------        --------      ------------
STATEMENT OF OPERATIONS DATA FOR 2004:
Revenues                                         591,861        1,229,380                        1,821,241
                                             ===========      ===========                      ===========
Segment income                                    24,865          191,773         (14,300)         202,338
                                             ===========      ===========     ===========
Financing expenses                                                                                   9,359
Other expenses                                        --               --          84,612           84,612
                                             ===========      ===========     ===========      ===========
Taxes on income                                                                                     19,208
Share in profits (losses) of associated
entities                                             (42)           1,319                            1,277
                                             ===========      ===========                      ===========
Net income                                                                                          90,436
                                                                                               ===========
OTHER DATA:

Segment assets by customer location              996,538          928,926                        1,925,464
Investment in associated entities -
by customer and asset location                     8,468           19,494                           27,892
                                             -----------      -----------     -----------      -----------
Consolidated total assets                      1,005,006          948,350                        1,953,356
                                             ===========      ===========     ===========      ===========
Total segment liabilities                        481,603          329,719                          811,322
                                             ===========      ===========                      ===========
Additions to fixed and intangible assets          44,972           63,759                          108,731
                                             ===========      ===========                      ===========
Depreciation and amortization                     24,621           54,716                           79,337
                                             ===========      ===========                      ===========
Segment assets by asset location               1,361,805          591,551                        1,953,356
                                             ===========      ===========                      ===========

STATEMENT OF OPERATIONS DATA FOR 2003:
Revenues                                         608,261        1,083,293                        1,691,554
                                             ===========      ===========                      ===========
Segment income                                    44,785          152,749         (12,563)         184,971
                                             ===========      ===========     ===========
Financing income                                                                                     6,047
Other income (expenses)                          (21,758)          10,213         (12,345)         (23,890)
                                             ===========      ===========     ===========      ===========
Taxes on income                                                                                    (31,485)
Share in profits (losses) of associated
entities                                            (276)           1,549                            1,273
                                             ===========      ===========     ===========      ===========
Net income                                                                                         136,916
                                                                              ===========      ===========

OTHER DATA:
Segment assets by customer location              983,555          895,680                        1,879,235
Investment in associated entities -
by customer and asset location                     9,511           17,919                           27,430
                                             -----------      -----------     -----------      -----------
Consolidated total assets                        993,066          913,599                        1,906,665
                                             ===========      ===========     ===========      ===========
Total segment liabilities                        453,597          344,948                          798,545
                                             ===========      ===========                      ===========
Additions to fixed and intangible assets          12,077          112,254                          124,331
                                             ===========      ===========                      ===========
Depreciation and amortization                     30,292           49,658                           79,950
                                             ===========      ===========                      ===========
Segment assets by asset location               1,361,501          517,734                        1,879,235
                                             ===========      ===========                      ===========

          B.   SUPPLEMENTARY INFORMATION ON GEOGRAPHICAL AND BUSINESS SEGMENTS:

               1.   Geographical segments

                    The Company operates internationally and its organizational structure matches its two principal segments: Israel and the rest of the world (the international operations). Accordingly, the division of operations in this manner represents the basis according to which the Group reports data on its principal segments. The geographical segments are determined according to the destination countries to which the Company's products are marketed. The Group's manufacturing operations are mainly conducted in Israel, with other manufacturing being carried out in the United States and, since the fourth quarter of 2002, in Germany too. Some 67% of the Group's production is sold to customers outside Israel. More than 75% of the sales of the international operations segment are to the North American market. The balance of this segments sales are sold throughout the world, though the major part goes to Western Europe.

               2.   Business segments

                    The Group's operations in its two geographical segments consist of the sale of a wide range of products. The Group manufactures and sells products for the following sectors:
                    Chemicals sector - This sector includes Active Pharmaceutical Ingredients (API), which are used as ingredients in the pharmaceuticals industry. Pharmaceuticals sector - This sector includes generic drugs, ethical pharmaceuticals imported by the Company, medical diagnostic equipment and ethical pharmaceuticals manufactured under know-how licenses by the Company. Consumer products sector - This sector includes - inter alia - cosmetics, toiletries and detergents.

                    Following are data regarding the distribution of consolidated revenues by business segments:

                                               CONSOLIDATED
                                 ----------------------------------------
                                          YEAR ENDED DECEMBER 31
                                 ----------------------------------------
                                    2004           2003           2002
                                 ----------     ----------     ----------

API                                 432,822        422,013        278,458
Less - sales within the Group       (73,764)      (106,148)       (31,075)
                                 ----------     ----------     ----------
                                    359,058        315,865        247,383
Pharmaceuticals                   1,174,890      1,085,848        832,570
Consumer products                   287,293        289,841        305,429
                                 ----------     ----------     ----------

                                  1,821,241      1,691,554      1,385,382
                                 ==========     ==========     ==========

          B. SUPPLEMENTARY INFORMATION ON GEOGRAPHICAL AND BUSINESS SEGMENTS (continued):

               3. Assets and additions to fixed and intangible assets by business segment

                    Following are data reflecting the carrying value of segment assets and additions to fixed and intangible assets by the business segment to which the assets belong:

                           CARRYING VALUE OF            ADDITIONS TO FIXED AND
                            SEGMENT ASSETS                INTANGIBLE ASSETS
                              DECEMBER 31               YEAR ENDED DECEMBER 31
                         2004            2003            2004            2003
                     ------------    ------------    ------------    ------------

Pharmaceuticals         1,118,299       1,081,175          44,723          41,426
API                       487,657         457,815          54,720          75,941
Consumer products         338,565         342,511           9,250           5,899
Unallocated                 8,835          25,164              --           1,065
                     ------------    ------------    ------------    ------------

                        1,953,356       1,906,665         108,693         124,331
                     ============    ============    ============    ============


               4.   Segment assets and liabilities

                    Segment assets include all operating assets used by a segment and consist principally of cash and cash equivalents, receivables and debit balances, inventories, fixed assets and other assets, net of allowances and provisions. While most such assets can be directly attributed to individual segments, the carrying value of certain assets used jointly by two or more segments is allocated to the segments on a reasonable basis. Segment liabilities include all operating liabilities and consist principally of trade payables and salaries currently payable and accrued liabilities (including severance pay).

               5.   Inter-segment transfers

                    Segment revenue, segment expenses and segment results include transfers between business segments. Such transfers are conducted at arm's length prices. Those transfers are eliminated in consolidation.

NOTE 18 - NOMINAL-HISTORICAL DATA OF THE COMPANY FOR TAX PURPOSES

          A.   BALANCE SHEET DATA:

                                                                            DECEMBER 31
                                                                   ----------------------------
                                                                       2004            2003
                                                                   ------------    ------------
CURRENT ASSETS

Cash and cash equivalents                                                61,867         244,906
Short-term investments                                                      149           4,078
Receivables and debit balances:
Trade                                                                    67,250          97,839
Other                                                                   253,808          56,835
Inventories                                                              61,522          66,275
                                                                   ------------    ------------

                                                                        444,596         469,933
                                                                   ------------    ------------

INVESTMENTS AND LONG-TERM RECEIVABLES

Investment in investee companies                                        905,629         826,914
Other investments                                                         1,546
Long-term deferred taxes                                                  8,555          11,303
                                                                   ------------    ------------

                                                                        915,730         838,217
                                                                   ------------    ------------

FIXED ASSETS - DEPRECIATED COST                                          81,912          56,986
                                                                   ------------    ------------

OTHER ASSETS AND DEFERRED EXPENSES, NET                                   1,099           1,433
                                                                   ------------    ------------



                                                                      1,443,337       1,366,569
                                                                   ============    ============
CURRENT LIABILITIES

Current maturities of debentures
Payables and credit balances:                                                --              --
Domestic trade                                                           23,341          17,444
Foreign trade                                                             8,988           8,416
Other                                                                    90,762          52,361
                                                                   ------------    ------------

                                                                        123,091          78,221
                                                                   ------------    ------------

LONG-TERM LIABILITIES

Loan units from institutions                                            181,263         180,000
Liabilities for employee termination benefits, net                        1,828           2,061
                                                                   ------------    ------------

                                                                        183,091         182,061
                                                                   ------------    ------------

SHAREHOLDERS' EQUITY

Capital and capital reserves, net of Company shares held by the
Company and investee companies                                          260,690         280,613
Dividend declared after balance sheet date                                   --          54,787
Retained earnings                                                       876,465         770,887
                                                                   ------------    ------------

                                                                      1,137,155       1,106,287
                                                                   ------------    ------------


                                                                      1,443,337       1,366,569
                                                                   ============    ============

          B.   OPERATING RESULTS DATA:

                                                                   YEAR ENDED DECEMBER 31
                                                       ----------------------------------------------
                                                           2004             2003             2002
                                                       ------------     ------------     ------------

Revenues, net                                               366,234          286,199          159,443

Cost of revenues                                            170,630          141,735           78,308
                                                       ------------     ------------     ------------

Gross profit                                                195,604          144,464           81,135
                                                       ------------     ------------     ------------

Research and development expenses, net                       93,290           89,931           81,603

Selling and marketing expenses                               27,014           29,493           11,070

General and administrative expenses                          19,018           15,731           11,159
                                                       ------------     ------------     ------------

                                                            139,322          135,155          103,832
                                                       ------------     ------------     ------------


Income (loss) from ordinary operations before
financing                                                    56,282            9,309          (22,697)

Financing income (expenses), net                             (7,732)           1,173            1,889
                                                       ------------     ------------     ------------

Income (loss) from operations                                48,550           10,482          (20,808)

Other income (expenses), net                                (55,698)          (2,391)             161
                                                       ------------     ------------     ------------

Income (loss) before taxes on income                         (7,148)           8,091          (20,647)

Tax saving (tax expense)                                     (9,852)          (5,990)           3,593
                                                       ------------     ------------     ------------

Income (loss) from operations after taxes on income         (17,000)           2,101          (17,054)

Company's share in profits (losses) of investee
companies, net                                              104,407          136,011          118,294
                                                       ------------     ------------     ------------


NET INCOME FOR THE YEAR                                      87,407          138,112          101,240
                                                       ============     ============     ============

          C.   CHANGES IN SHAREHOLDERS' EQUITY:

                                                 CAPITAL AND
                                                   CAPITAL
                                                RESERVES, NET
                                                  OF COMPANY                              DIVIDEND
                                                SHARES HELD BY                            DECLARED
                                                 THE COMPANY                                AFTER
                                                 AND INVESTEE          RETAINED            BALANCE
                                                  COMPANIES            EARNINGS           SHEET DATE            TOTAL
                                                --------------       ------------        ------------        ------------


Balance as of January 1, 2002                         279,664             641,109                  --             920,773

CHANGES DURING 2002:

Dividend paid                                              --             (54,787)                 --             (54,787)

Differences from translation of foreign
currency financial statements of investee
companies                                              13,628                  --                  --              13,628

Net income                                                 --             101,240                  --             101,240
                                                 ------------        ------------        ------------        ------------

BALANCE AS OF DECEMBER 31, 2002                       293,292             687,562                  --             980,854
                                                 ------------        ------------        ------------        ------------

CHANGES DURING 2003:

Appropriation for the distribution of a
dividend declared after balance sheet date                 --             (54,787)             54,787                  --

Differences from translation of foreign
currency financial statements of investee
companies                                             (12,679)                 --                  --             (12,679)

Net income                                                 --             138,122                  --             138,112
                                                 ------------        ------------        ------------        ------------


Balance as of December 31, 2003                       280,613             770,887              54,787           1,106,287
                                                 ============        ============        ============        ============

CHANGES DURING 2004:

Appropriation for the distribution of a
dividend declared after balance sheet date                 --             (54,787)             54,787                  --

Dividend paid                                              --                  --             (54,787)            (54,787)

Differences from translation of foreign
currency financial statements of investee
companies                                              (1,752)                 --                  --              (1,752)

Net income                                                 --              87,407                  --              87,407
                                                 ------------        ------------        ------------        ------------


Balance as of December 31, 2004                       278,861             803,507              54,787           1,137,155
                                                 ============        ============        ============        ============

                 DETAILS OF SUBSIDIARIES AND ASSOCIATED ENTITIES
                             AS OF DECEMBER 31, 2004



                                                                       PERCENTAGE OF
                                                                        HOLDING OF
                                                                          SHARES
                                                                        CONFERRING
                                                                       VOTING RIGHTS
                                                                       AND SHARE IN
NAME OF COMPANY                                                           PROFITS
---------------                                                        -------------

SUBSIDIARIES:

Chemagis Ltd.                                                              100%
Agis Commercial Agencies (1989) Ltd.                                       100%
Clay Park Labs Inc.                                                        100%
Careline (Pharmagis) Ltd.                                                  100%
Agis Investments (2000) Ltd.                                               100%
Arginet Investments and Property (2003) Ltd.                               100%

SUBSIDIARIES OF AGIS COMMERCIAL AGENCIES (1989) LTD.:

Westeck Ltd.                                                               100%
Pharma Clal Ltd.                                                           100%

SUBSIDIARIES OF ARGINET INVESTMENTS AND PROPERTY (2003) LTD.:

Neca Chemicals (1952) Ltd.                                                 100%

SUBSIDIARIES OF NECA CHEMICALS (1952) LTD.:

Neca Marketing (1983) Ltd.                                                 100%

SUBSIDIARIES OF CARELINE (PHARMAGIS) LTD.:

Agis Distribution & Marketing (1989) Ltd.                                  100%

SUBSIDIARIES OF CHEMAGIS LTD.:

Dovechem Ltd.                                                              100%
ChemAgis USA Inc.                                                          100%
ChemAgis (Netherlands) B.V.                                                100%

SUBSIDIARIES OF CHEMAGIS (NETHERLANDS) B.V.:

ChemAgis Germany GmbH                                                      100%

ASSOCIATED ENTITIES:

Danagis Ltd.                                                                50%
InfraServ GmbH&Co. Wiesbaden KG.                                            7%